Prospectus Supplement
(To Prospectus Dated March 25, 2002)


     1,000,000 8.125% Corporate Backed Listed Trust Securities ("COBALTSSM")
             Trust Series Sprint Capital Certificates, Series 2002-1
                                    issued by
                    COBALTSSM Trust For Sprint Capital Notes

                       Structured Obligations Corporation
                                     Trustor

The Certificates will represent beneficial ownership interests in COBALTSSM Trust For Sprint Capital Notes. The assets of the Trust will consist of $29,686,000 6.875% Notes due 2028 issued by Sprint Capital Corporation and unconditionally guaranteed by Sprint Corporation. The Trust will also issue Call Warrants, which are not being offered hereby. The Certificates will evidence the right of the holder thereof to receive (i) semiannual interest payments on the principal amount of its Certificates at an interest rate of 8.125% per annum,
(ii) a pro rata amount of a single payment of principal of $25,000,000 (or $25 per Certificate) due on November 15, 2028 or such earlier date as described in this prospectus supplement and (iii) a pro rata amount of an additional payment of principal of $4,686,000 (or $4.686 per Certificate) due on November 15, 2028 or such earlier date as described in this prospectus supplement; provided, however, that a holder of a Certificate will not receive such additional $4.686 per Certificate on such date if the Call Warrants are exercised as described in this prospectus supplement. The Certificates currently have no trading market and are not insured or guaranteed by any governmental agency. The Certificates will represent beneficial ownership interests in the Trust only and do not represent an interest in or an obligation of the Trustor, the trustee or any of their respective affiliates.

you should review the information in "risk factors" on page s-7 of this prospectus supplement and on page 6 in the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Certificates or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.


---------------------------- ------------------------- ----------------------- -----------------------------------
                                     Price to               Underwriting                    Proceeds
                                      Public                  Discount                 (before expenses)
---------------------------- ------------------------- ----------------------- -----------------------------------
      Per Certificate                 $25.00                  $0.7125                       $24.2875
---------------------------- ------------------------- ----------------------- -----------------------------------
           Total                   $25,000,000                $712,500                    $24,287,500
---------------------------- ------------------------- ----------------------- -----------------------------------


Application will be made to list the Certificates on the New York Stock Exchange under the symbol "DHM." There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the New York Stock Exchange. Trading of the Certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof.

Subject to the satisfaction of certain conditions, the underwriter named below will purchase the Certificates from the Trust at the direction of Structured Obligations Corporation. See "Underwriting" herein. The Certificates will be issued in book-entry form only on or about April 2, 2002.
                            _________________________

                            A.G. Edwards & Sons, Inc.
March 25, 2002

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the Certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of Certificates and (b) this prospectus supplement, which describes the specific terms of your series of Certificates.

For complete information about the Certificates, read both this prospectus supplement and the prospectus. If the description of the terms of your Certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the Certificates.

The Trustor has filed with the Securities and Exchange Commission a registration statement (of which this prospectus supplement and the accompanying prospectus form a part) under the Securities Act of 1933, with respect to your series of Certificates. This prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and the exhibits to such registration statement. The registration statement and such exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 (information on the operation of the public reference facilities may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330). Copies of such materials can also be obtained electronically through the Securities and Exchange Commission's internet web site (http://www.sec.gov).

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus. Neither the Trustor nor the underwriter has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the Trustor nor the underwriter is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or the accompanying prospectus is accurate as of the date on their respective front covers only.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

For 90 days following the date of this prospectus supplement, all dealers selling the Certificates will deliver a prospectus supplement and prospectus.
This is in addition to any dealer's obligation to deliver a prospectus supplement and accompanying prospectus when acting as an underwriter of the Certificates and with respect to their unsold allotments or subscriptions.

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus in connection with the offer made by this prospectus supplement and the accompanying prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Trustor or the underwriter. This prospectus supplement and the accompanying prospectus do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that the information contained in this prospectus supplement and in the accompanying prospectus is correct as of any time subsequent to the date of this prospectus supplement or the accompanying prospectus; however, if any material change occurs while this prospectus supplement or the accompanying prospectus is required by law to be delivered, this prospectus supplement or the accompanying prospectus will be amended or supplemented accordingly.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Summary......................................................................S-1
Risk Factors.................................................................S-7
Formation of the Trust.......................................................S-8
Use of Proceeds..............................................................S-9
The Underlying Issuer........................................................S-9
Description of the Underlying Securities....................................S-10
Description of the Certificates.............................................S-11
Description of the Trust Agreement..........................................S-16
Certain Federal Income Tax Consequences.....................................S-18
Certain ERISA Considerations................................................S-19
Underwriting................................................................S-20
Ratings.....................................................................S-21
Legal Opinions..............................................................S-22
Index of Terms for Prospectus Supplement....................................S-23
Appendix A--Description of the Underlying Securities.........................A-1

                                   PROSPECTUS

Important Notice About Information Presented in this Prospectus and the Accompanying Prospectus Supplement.....................................2
Table of Contents..............................................................5
Risk Factors...................................................................6
Where You Can Find More Information............................................9
Incorporation of Certain Documents by Reference...............................10
Reports to Certificateholders.................................................10
Structured Obligations Corporation............................................10
Use of Proceeds...............................................................10
Formation of the Trusts.......................................................11
Maturity and Yield Considerations.............................................11
Description of the Certificates...............................................13
Description of Deposited Assets and Credit Support............................23
Description of the Trust Agreement............................................35
Limitations on Issuance of Bearer Certificates................................42
Federal Income Tax Consequences...............................................43
Plan of Distribution..........................................................47
Legal Opinions................................................................48
Index of Terms................................................................49

                                     SUMMARY

         This summary highlights the principal economic terms of the Certificates being issued by the Trust and offered by this prospectus supplement and of the Underlying Securities. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full. Certain capitalized terms used in this prospectus supplement are defined on the pages indicated in the "Index of Terms for Prospectus Supplement".

Trustor....................     Structured    Obligations     Corporation,     a
                                wholly-owned    subsidiary   of   J.P.    Morgan
                                Securities   Holdings   Inc.   See   "Structured
                                Obligations Corporation" in the accompanying prospectus.

Trust......................     The Trustor and U.S. Bank National  Association,
                                as trustee,  will form the  COBALTSSM  Trust For
                                Sprint   Capital  Notes   pursuant  to  a  trust
                                agreement  as   supplemented  by  the  COBALTSSM
                                Certificates series supplement 2002-1.

Certificates...............     $25,000,000 8.125% COBALTSSM Trust Series Sprint
                                Capital Certificates, Series 2002-1.

                                The Certificates will be issued pursuant to the terms of the trust agreement. The Certificates will consist of a single class of Certificates, all of which are being offered by this prospectus supplement.

Payments of Interest.......     You will  have the right to  receive  semiannual
                                payments of interest at a rate of 8.125% per annum on your Certificates on distribution dates occurring on May 15 and November 15 of each year until the date on which the Certificates have been paid in full, as described below. Interest will begin to accrue on your Certificates on April 2, 2002 and the first distribution date will be May 15, 2002.

Payment of Principal.......     As a holder of the  Certificates,  you will have
                                the right to receive:

                                o a payment equal to the principal amount of your Certificates due on November 15, 2028, the maturity date of the Underlying Securities, or such earlier date on which the Trust redeems your Certificates; and

                                o your pro rata share of an additional payment of principal of $4,686,000 (or $4.686 per

                                        Certificate)  due on November  15, 2028,
                                        or such  earlier date on which the Trust
                                        redeems  your  Certificates;   provided,
                                        however, that you will not receive such additional $4.686 per Certificate on such date if the Call Warrants are exercised as described herein.

                                See "Description of the Certificates-Redemption of the Certificates Upon Exercise of a Call Warrant" and "-Redemption of the Certificates Upon Redemption of the Underlying Securities."

Record Date................     The  business  day  immediately  preceding  each
                                distribution date.

Denominations..............     The Certificates  will be available for purchase
                                in minimum denominations of $25.

Book-entry Registration....     As a  Certificateholder,  you will  not  receive
                                Certificates in physical form. Instead, your Certificates will be in book-entry form and registered in the name of Cede & Co., as the nominee of The Depository Trust Company. See
                                "Description  of the  Certificates  - Definitive
                                Certificates."

Trustee....................     U.S. Bank National Association.

Ratings....................     It  is  a  condition  to  the  issuance  of  the
                                Certificates  that the Certificates are rated at
                                least as high as the Underlying Securities.  The
                                Underlying  Securities are rated "Baa2" on watch
                                for  possible  downgrade  by  Moody's  Investors
                                Service,  Inc.  and "BBB+" by  Standard & Poor's
                                Ratings   Services.    A   rating   is   not   a
                                recommendation  to buy, sell or hold  securities
                                and may be subject to revision or  withdrawal at
                                any time by a rating  agency.  Standard & Poor's
                                Ratings  Services  rating  does not  address the
                                occurrence  or  frequency  of   redemptions   or
                                prepayments  on, or  extensions  of the maturity
                                of,   the   Underlying   Securities,    or   the
                                corresponding  effect on the yield to investors.
                                Moody's   Investors   Service,   Inc.'s   rating
                                addresses  the  ultimate  cash  receipt  of  all
                                required interest and principal  payments as set
                                forth  in  the  trust   agreement   and   series
                                supplement thereto, and is based on the expected loss posed to the Certificateholders relative to the promise of receiving the present value of such payments.
                                Standard & Poor's Ratings  Services' and Moody's
                                Investors Service, Inc.'s ratings do not address the likelihood of the exercise of the Call
                                Warrants. See "Ratings."

Underlying Securities......     $29,686,000  6.875% Notes due 2028 issued by the
                                Underlying Issuer. The Underlying Securities are
                                unconditionally     guaranteed     by     Sprint
                                Corporation.

Underlying Issuer..........     Sprint  Capital   Corporation,   a  wholly-owned
                                subsidiary of Sprint Corporation. The Underlying
                                Issuer's  purpose  is  to  engage  in  financing
                                activities  that provide funds for use by Sprint
                                Corporation and certain of Sprint  Corporation's
                                subsidiaries.   The   Underlying   Issuer  is  a
                                Delaware  corporation whose principal  executive
                                offices are located in Westwood,  Kansas. Sprint
                                Corporation,  the  guarantor  of the  Underlying
                                Securities,  is  subject  to  the  informational
                                requirements   of  the   Exchange   Act  and  in
                                accordance therewith files reports and other information (including financial information) with the SEC.

Underlying Securities
  Payment Dates............     May 15 and  November  15, with the next  payment
                                date being May 15, 2002. The maturity date for the Underlying Securities is November 15, 2028.

Redemption.................     The Underlying  Securities are redeemable,  as a
                                whole  or  in  part,   at  the   option  of  the
                                Underlying  Issuer,  at any time or from time to
                                time on at least 30  days,  but no more  than 60
                                days,   prior  notice  to  the  holders  of  the
                                Underlying  Securities.   The  redemption  price
                                shall be equal to the greater of (x) 100% of the
                                principal amount of Underlying  Securities to be
                                redeemed  and  (y)  the  present  value  of  the
                                remaining  scheduled  payments on the Underlying
                                Securities,  discounted at a rate  calculated as
                                described  in  "Appendix  A--Description  of the
                                Underlying  Securities,"  in  either  case  plus
                                accrued and unpaid interest  thereon to the date
                                of   redemption.   See   "Description   of   the
                                Certificates--Redemption   of  the  Certificates
                                Upon Redemption of the Underlying Securities" and "Appendix A--Description of the Underlying
                                Securities."

Call Warrants..............     On any  Business  Day on or after the earlier of
                                (x)  the  date on  which  the  Trustee  receives
                                notice that the Underlying  Securities are to be
                                redeemed  by  the  Underlying   Issuer  and  (y)
                                November 15, 2007,  holders of the Call Warrants
                                have the right to purchase, in whole or in part,
                                the  Underlying  Securities  from the Trust at a
                                price (the  "Warrant  Exercise  Price") equal to
                                (i) if such holders exercise their Call Warrants
                                prior to November 15, 2007,  87.584% of the face
                                amount  of  the  Underlying   Securities   being
                                purchased or (ii) if such holders exercise their
                                Call  Warrants on or after  November  15,  2007,
                                84.215%  of the face  amount  of the  Underlying
                                Securities being  purchased,  in each case, plus
                                accrued and unpaid interest  thereon to the date
                                of redemption. If a Call Warrant is exercised, a
                                proportionate  face amount of Certificates  will
                                be redeemed  (e.g., if 25% of the face amount of
                                the Underlying  Securities are being  purchased,
                                25% of the face amount of the Certificates  will
                                be  redeemed)  at a price  equal to the  Warrant
                                Exercise  Price  (which,  prior to November  15,
                                2007, will equal $26 per Certificate  and, on or
                                after  November  15,  2007,  will  equal $25 per
                                Certificate,  in each  case,  plus  accrued  and
                                unpaid   interest   thereon   to  the   date  of
                                redemption).

                                If the Underlying Issuer gives notice indicating its intention to redeem the Underlying Securities, holders of the Call Warrants can be expected to exercise their Call Warrants, receive an amount equal to the face amount of the Underlying Securities plus any redemption premium and cause a redemption of the Certificates at a price equal to the Warrant Exercise Price (which, prior to November 15, 2007, will equal $26 per Certificate and, on or after November 15, 2007, will equal $25 per Certificate, in each case, plus accrued and unpaid interest thereon to the date of redemption).

                                The Underlying Issuer is not required to redeem, nor is a holder of the Call Warrants required to exercise a Call Warrant with respect to, the Underlying Securities prior to their stated maturity. Therefore, there can be no assurance that the Trust will repurchase your Certificates prior to November 15, 2028. Should the Trust redeem your

                                Certificates prior to November 15, 2028, the Trustee will notify you by mail at least 10 days before such date of redemption.

Certain Federal Income Tax
  Consequences.............     The Trust, on behalf of the  Certificateholders,
                                has identified the Underlying Securities and the
                                Call   Warrants   as  part   of  an   integrated
                                transaction   within  the  meaning  of  Treasury
                                Regulation   Section   1.1275-6.    Accordingly,
                                Certificateholders  generally will be taxed (and
                                the Trustee will treat the Certificates) as if a
                                Certificate  represents a debt  instrument  that
                                has a principal  amount of  twenty-five  dollars
                                ($25) and  semi-annual  interest  payments  at a
                                rate of 8.125%  per  annum.  In  addition,  each
                                Certificateholder   will  be   subject   to  the
                                original  issue  discount  ("OID")  rules of the
                                Internal  Revenue Code of 1986 (the "Code"),  as
                                amended, and the applicable Treasury Regulations
                                thereunder.     Under    those    rules,     the
                                Certificateholder   (whether   on  the  cash  or
                                accrual method of  accounting)  will be required
                                to include in income the OID on the Certificates
                                as it accrues on a daily basis and on a constant
                                yield  method,  regardless of when cash payments
                                are received.  See "Certain  Federal  Income Tax
                                Consequences" in this prospectus  supplement and
                                "Federal   Income  Tax   Consequences"   in  the
                                accompanying prospectus.

ERISA Considerations.......     "Employee benefit plans" subject to the Employee
                                Retirement  Income  Security  Act  of  1974,  as
                                amended,  "plans" subject to Section 4975 of the
                                Code, as amended,  and certain  employee benefit
                                plans not  subject  to ERISA  contemplating  the
                                purchase, holding or disposition of Certificates
                                should  consult with their counsel  before doing
                                so.  The  fiduciary  of any  such  plan  and its
                                counsel should consider whether the Certificates
                                will  satisfy  all  of the  requirements  of the
                                "publicly-offered      securities"     exception
                                described herein or the possible  application of
                                other   "prohibited    transaction   exemptions"
                                described herein. See "ERISA Considerations" herein.

Listing....................     Application   will   be   made   to   list   the
                                Certificates  on the  New  York  Stock  Exchange
                                under  the  symbol   "DHM."   There  can  be  no
                                assurance that the

                                Certificates, once listed, will continue to be eligible for trading on the New York Stock Exchange. Trading of the Certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof. See "Underwriting" herein.

                                  RISK FACTORS


You should  consider the following  factors in deciding  whether to purchase the
Certificates:

1. No Due Diligence Investigation of the Underlying Securities, the Underlying Issuer or Sprint Corporation Has Been Made by the Trustor, Underwriter or Trustee. None of the Trustor, the Underwriter or the Trustee has made, or will make, any due diligence investigation of the business, operations or condition, financial or otherwise, or creditworthiness of the Underlying Issuer or Sprint Corporation or has verified, or will verify, any reports or information filed by the Underlying Issuer or Sprint Corporation with the Securities and Exchange Commission or otherwise made available to the public. It is strongly recommended that prospective investors in the Certificates consider publicly available financial and other information regarding the Underlying Issuer and Sprint Corporation. The issuance of the Certificates should not be construed as an endorsement by the Trustor, the Underwriter or the Trustee of the financial condition or business prospects of the Underlying Issuer or Sprint Corporation. See "The Underlying Issuer" and "Appendix A - Description of the Underlying Securities" herein.

2. The Underlying Issuer and Sprint Corporation are the Only Payment Source. The Certificates do not represent an interest in, or obligation of, the Trustor, the Trustee or any of their affiliates. The payments made by the Underlying Issuer or Sprint Corporation on the Underlying Securities are the only source of payment for your Certificates. The Underlying Issuer and Sprint Corporation are subject to laws permitting bankruptcy, moratorium, reorganization or other actions. If the Underlying Issuer or Sprint Corporation experiences financial difficulties, there may be delays in payment, partial payment or non-payment of your Certificates. In the event of non-payment on the Underlying Securities by the Underlying Issuer and Sprint Corporation, you will bear the risk of such non-payment. See "Description of the Certificates--Recovery on Underlying Securities Following Payment Default or Acceleration" herein.

3. Certain Payments to the Warrantholder. On May 15, 2002, as repayment of an amount advanced to the Trust by the Warrantholder in connection with its purchase of the Call Warrants, the Trustee will pay to the Warrantholder the amount of the interest accrued on the Underlying Securities from November 15, 2001 to but not including the Closing Date (as defined herein). In the event a payment default or acceleration on the Underlying Securities occurs on or prior to May 15, 2002 and the Warrantholder is not paid such accrued interest on such date, the Warrantholder will have a claim for such accrued interest, and will share pro rata with holders of the Certificates to the extent of such claim in the proceeds from any recovery on the Underlying Securities. See "Description of the Certificates--Recovery on Underlying Securities Following Payment Default or Acceleration" herein.

4. Holders of the Call Warrants May Cause the Redemption of the Certificates. On any Business Day on or after the earlier of (x) the date on which the Trustee receives notice that the Underlying Securities are to be redeemed by the Underlying Issuer (see "Appendix A - Description of the Underlying Securities") and (y) November 15, 2007, holders of the Call Warrants have the right to purchase the Underlying Securities, in whole or in part, from the Trust and cause a corresponding redemption of a proportionate face amount of Certificates at a price equal to the Warrant Exercise Price (which, prior to November 15, 2007, will equal $26 per Certificate and, on or after November 15, 2007, will equal $25 per Certificate, in each case, plus accrued and unpaid interest thereon to the date of redemption). If the Underlying Issuer gives notice indicating its intention to redeem the Underlying Securities, holders of the Call Warrants can be expected to exercise their Call Warrants, receive the Underlying Securities at a price which is less than the face amount of the Underlying Securities plus any redemption premium and cause a redemption of the Certificates at a price equal to the Warrant Exercise Price (which, prior to November 15, 2007, will equal $26 per Certificate and, on or after November 15, 2007, will equal $25 per Certificate, in each case, plus accrued and unpaid interest thereon to the date of redemption). Certificateholders will bear the risk of reinvestment resulting from the redemption of the Certificates.

5. Possible Early Termination of the Trust upon Sprint Corporation Ceasing to Report. Should Sprint Corporation cease to report under the Securities Exchange Act of 1934, as amended, the Trustee may be required to distribute the Underlying Securities and the proceeds of any sale of the Underlying Securities to Certificateholders and terminate the Trust. You may suffer a loss upon any such occurrence. See "Description of the Certificates-Action Upon Sprint Failing to Report Under the Exchange Act" herein.

See also "Risk Factors" and "Maturity and Yield Considerations" in the accompanying prospectus for additional factors you should consider before investing in the Certificates.

                             FORMATION OF THE TRUST

         COBALTSSM Trust For Sprint Capital Notes (the "Trust") will be formed pursuant to a trust agreement, including the related series supplement (collectively, the "Trust Agreement") each expected to be dated as of April 2, 2002 (the "Closing Date") between Structured Obligations Corporation (the "Trustor") and U.S. Bank National Association, as trustee (the "Trustee"). At the time of the execution and delivery of the Trust Agreement pursuant to the Trust Agreement, the Trustor will direct the Trustee to purchase, on behalf of the Trust, $29,686,000 of Sprint Capital Corporation's 6.875% Notes due 2028 (the "Underlying Securities") from A.G. Edwards & Sons, Inc. and issue the Certificates being offered hereby to A.G. Edwards & Sons, Inc. Pursuant to the Trust Agreement, the Trustor will also direct the Trust to sell to JP Morgan
Chase Bank, an affiliate of the Trustor, the call warrants (the "Call Warrants"). The Trustor and the Trustee may not make any amendments to the Trust Agreement which will adversely affect the rights of the holders of the Call Warrants. The property of the Trust will consist solely of (i) the Underlying Securities and (ii) all payments on or collections in respect of the Underlying Securities accruing on or after the Closing Date, together with any proceeds thereof. The Trustee will hold the Underlying Securities for the benefit of the holders of the Certificates (the "Certificateholders"), subject to the rights of the holders of the Call Warrants (the "Warrantholders").

         The Underlying Securities were not and will not be purchased from the Underlying Issuer. The Underlying Securities will be purchased by A.G. Edwards & Sons, Inc.

from J.P. Morgan Securities Inc., which previously purchased the Underlying Securities in the secondary market. A.G. Edwards & Sons, Inc. is the underwriter for the Certificates. See "Underwriting." The Underlying Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to the Trust or the issuance of the Certificates or the Call Warrants by the Trust.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Certificates and the Call Warrants will be used to purchase the Underlying Securities, which, after the purchase thereof, will be deposited with the Trust.

                              THE UNDERLYING ISSUER

         This prospectus supplement does not provide information with respect to the Underlying Issuer or Sprint Corporation ("Sprint"). No investigation has been made of the financial condition or creditworthiness of the Underlying Issuer or Sprint in connection with the issuance of the Certificates. Neither the Trustor nor the Underwriter is an affiliate of the Underlying Issuer or Sprint.

         Sprint is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Underlying Issuer and Sprint with the Commission pursuant to the informational requirements of the Exchange Act (the "Exchange Act Reports") can be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 (information on the operation of the public reference facilities may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330). The Commission maintains a web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, on which certain of the Underlying Issuer's securities are listed.

         The information contained in this prospectus supplement under this heading and the headings "Summary--Underlying Securities," "Description of the Underlying Securities" and "Appendix A--Description of the Underlying Securities" is qualified in its entirety by, and should be read in conjunction with, (i) the Underlying Securities Prospectus Supplement dated November 10, 1998 to the accompanying Prospectus dated October 23, 1998 (collectively, the "Underlying Securities Prospectus"), (ii) the Underlying Securities Registration Statement (as defined below) and (iii) the Exchange Act Reports.

         All of the information contained in this prospectus supplement relating to the Underlying Securities has been derived from the Underlying Securities Prospectus and the Underlying Securities Registration Statement. Neither the Trustee, the Underwriter nor the Trustor has participated in the preparation of the Underlying Securities Prospectus or the Underlying Securities Registration Statement, or made any due diligence inquiry with respect to the information provided in such documents or the Exchange Act Reports and no representation is made by the Trustee, the Underwriter or the Trustor as to the accuracy or completeness of the information contained in the Underlying Securities Prospectus, the Underlying Securities Registration Statement or the Exchange Act Reports. Events affecting the Underlying Securities, the Underlying Issuer or Sprint may have occurred and may have not yet been publicly disclosed, which could affect the accuracy or completeness of the Underlying Securities Prospectus, the Underlying Securities Registration Statement or the Exchange Act Reports.

         Prospective purchasers of the Certificates should consider carefully the financial condition of the Underlying Issuer and Sprint and their ability to make payments in respect of the Underlying Securities. This prospectus supplement relates only to the Certificates and does not relate to the
Underlying Securities, the Underlying Issuer or Sprint. All information contained in this prospectus supplement regarding the Underlying Issuer, Sprint and the Underlying Securities is derived solely from publicly available documents.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         On November 10, 1998, Sprint Capital Corporation (the "Underlying Issuer") issued its 6.875% Notes due 2028 in the aggregate principal amount of $2,500,000,000 (as described in the Underlying Securities Prospectus), in a public offering registered pursuant to Registration Statement No. 333-65649 (the "Underlying Securities Registration Statement"), filed by the Underlying Issuer and Sprint with the Commission under the Securities Act of 1933, as amended (the "Securities Act").

         The Underlying Securities of the Trust will consist solely of $29,686,000 aggregate principal amount of the Underlying Issuer's 6.875% Notes due 2028, which are unconditionally guaranteed by Sprint. Distributions of interest are required to be made on the Underlying Securities semiannually on the 15th of each May and November, or if such day is not a Business Day (as defined herein) on the next succeeding Business Day, and a single principal payment of $29,686,000 is payable on the Underlying Securities on November 15, 2028 or upon earlier redemption or acceleration. For a detailed summary of the material terms of the Underlying Securities, see Appendix A hereto.

         From time to time, A.G. Edwards & Sons, Inc. (the "Underwriter") or J.P. Morgan Securities Inc. ("JPMSI"), an affiliate of the Trustor, may be engaged by the Underlying Issuer or Sprint as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, the Underwriter or JPMSI may make a market in other outstanding securities of the Underlying Issuer or Sprint.

                         DESCRIPTION OF THE CERTIFICATES

General

         The Certificates will be issued pursuant to the terms of the Trust Agreement. The following summary as well as other pertinent information included elsewhere in this prospectus supplement and in the accompanying prospectus describes material terms of the Certificates and the Trust Agreement, but does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the accompanying prospectus, to which description reference is hereby made.

         The Certificates will be denominated and distributions with respect thereto will be payable in United States Dollars, which will be the "Specified Currency" as such term is defined in the accompanying prospectus. The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the Underlying Securities and (ii) all payments on or collections in respect of the Underlying Securities accruing on or after the Closing Date, together with any proceeds thereof. The property of the Trust will be held for the benefit of the holders of the Certificates by the Trustee, subject to the rights of the holders of the Call Warrants.

         All distributions to Certificateholders will be made only from the property of the Trust (including any proceeds received from the exercise of the Call Warrants) as described herein. The Trust will have no significant assets other than the Underlying Securities from which to make distributions of amounts due in respect of the Certificates. Consequently, the ability of Certificateholders to receive distributions in respect of the Certificates will depend entirely on the Trust's receipt of payments on the Underlying Securities. The Certificates do not represent an interest in or obligation of the Trustor, the Underlying Issuer, Sprint, the Trustee, the Underwriter, or any affiliate of any thereof.

         The Certificates will be delivered in registered form. The Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its participants in minimum denominations of $25. The Certificates will each initially be represented by one or more global Certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Trustor, the "Clearing Agency"), except as provided below. The Trustor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of any such Certificate will be entitled to receive a Certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until definitive Certificates are issued under the limited circumstances described below, all references to actions by Certificateholders with respect to any such Certificates shall refer to actions taken by DTC upon instructions from its participants. See "--Definitive Certificates" below and "Description of Certificates--Global Securities" in the accompanying prospectus.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that participants whose holdings of Certificates evidence such Voting Rights, authorize divergent action.

Definitive Certificates

         Definitive Certificates will be issued to Certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Trustor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to each class of Certificates and the Trustor is unable to locate a qualified successor or (ii) the Trustor, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of definitive Certificates. Upon surrender by DTC of the definitive Certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such Certificates as definitive Certificates issued in the respective principal amounts owned by the individual owners of the Certificates. Thereafter the Trustee will recognize the holders of the definitive Certificates as Certificateholders under the Trust Agreement.

Distributions

         Each  Certificate   evidences  the  right  to  receive  (i)  semiannual
distributions of interest on the 15th day of May and November, commencing May 15, 2002, or if any such day is not a Business Day, the next succeeding Business Day, (ii) a distribution of principal equal to $25 per Certificate on November 15, 2028, or upon earlier redemption of the Certificates as described herein and
(iii) a distribution of additional principal equal to $4,686,000 (or $4.686 per Certificate) on November 15, 2028, or upon earlier redemption of the Certificates as described herein; provided, however, that Certificateholders will not receive such additional $4.686 per Certificate on such date if the Call Warrants are exercised as described herein. See "-Redemption of the Certificates Upon Exercise of a Call Warrant" and "-Redemption of the Certificates Upon Redemption of the Underlying Securities" herein. If a distribution is scheduled to be made on any day which is not a Business Day, then such distribution will be made on the next succeeding Business Day. With respect to any distribution date, the record date is the day immediately prior to such distribution date. For purposes of the foregoing, "Business Day" means any other day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

Additional Underlying Securities and Certificates

         From time to time hereafter, additional Underlying Securities may be sold to the Trust, in which case additional Certificates will be issued in a principal amount equal to 84.215% of the principal amount of Underlying Securities so sold to the Trust. Any such additional Certificates issued will rank pari passu with the Certificates issued on the date hereof, and any such additional Underlying Securities will be subject to Call Warrants.

Payment to the Warrantholder

         On May 15, 2002 as repayment of an amount advanced to the Trust by the Warrantholder in connection with its purchase of the Call Warrants, the Trustee will pay to the

Warrantholder the amount of the interest accrued on the Underlying Securities from November 15, 2001 to but not including the Closing Date. In the event a payment default or acceleration on the Underlying Securities occurs on or prior to May 15, 2002 and the Warrantholder is not paid such accrued interest on such date, the Warrantholder will have a claim for such accrued interest, and will share pro rata with holders of the Certificates to the extent of such claim in the proceeds from any recovery on the Underlying Securities.

Redemption of the Certificates Upon Redemption of the Underlying Securities

         The Underlying Securities are redeemable, as a whole or in part, at the option of the Underlying Issuer, at any time or from time to time on at least 30 days, but no more than 60 days, prior notice to the holders of the Underlying Securities. The redemption price shall be equal to the greater of (x) 100% of the principal amount of Underlying Securities to be redeemed and (y) the present value of the remaining scheduled payments on the Underlying Securities, discounted at a rate calculated as described in "Appendix A--Description of the Underlying Securities." See "Risk Factors--Holders of the Call Warrants May Cause the Redemption of the Certificates."

         Upon receipt by the Trustee of a notice that all or a portion of the Underlying Securities are to be redeemed, the Trustee will establish the date the Certificates are to be redeemed. If a portion of the Underlying Securities are to be redeemed, the Trustee will select by lot for redemption a principal amount of Certificates equal to the principal amount of Underlying Securities to be redeemed. Notice of such redemption will be given by the Trustee to the registered Certificateholders at such registered Certificateholder's last address on the register maintained by the Trustee; provided, however, that the Trustee will not be required to give any notice of redemption prior to the third Business Day after the date it receives notice of such redemption.

Redemption of the Certificates Upon Exercise of a Call Warrant

         On any Business Day on or after the earlier of (x) the date on which the Trustee receives notice that the Underlying Securities are to be redeemed by the Underlying Issuer and (y) November 15, 2007 (a "Warrant Exercise Date"), Warrantholders have the right to purchase, in whole or in part, the Underlying Securities from the Trust at a price (the "Warrant Exercise Price") equal to (i) if such holders exercise their Call Warrants prior to November 15, 2007, 87.584% of the face amount of the Underlying Securities being purchased or (ii) if such holders exercise their Call Warrants on or after November 15, 2007, 84.215% of the face amount of the Underlying Securities being purchased, in each case, plus accrued and unpaid interest thereon to the date of redemption. If a Call Warrant is exercised, a proportionate face amount of Certificates will be redeemed (e.g., if 25% of the face amount of the Underlying Securities are being purchased, 25% of the face amount of the Certificates will be redeemed) at a price equal to the Warrant Exercise Price (which, prior to November 15, 2007, will equal $26 per Certificate and, on or after November 15, 2007, will equal $25 per Certificate, in each case, plus accrued and unpaid interest thereon to the date of redemption). Such redemption shall be effected with the cash proceeds received by the Trust from the sale of the Underlying Securities to the Warrantholders. If a Warrantholder fails to make the required payment on the Warrant Exercise

Date, the Underlying Securities will not be sold, and the Certificates will not be redeemed. Any such failure will not affect a Warrantholder's right to exercise the Call Warrant at a later date.

         Upon receipt by the Trustee of a notice that all or a portion of the Underlying Securities are being purchased by a Warrantholder, the Trustee will establish the date the Certificates are to be redeemed. If a portion of the Underlying Securities are being purchased by a Warrantholder, the Trustee will select by lot for redemption a principal amount of the Certificates equal to the principal amount of Underlying Securities to be purchased. The Trustee will notify the Certificateholders, Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Rating Services ("S&P") of a Warrantholder's intent to exercise a Call Warrant.

         If the Underlying Issuer gives notice indicating its intention to redeem the Underlying Securities, holders of the Call Warrants can be expected to exercise their Call Warrants, receive an amount equal to the face amount of the Underlying Securities plus any redemption premium and cause a redemption of the Certificates at a price equal to the Warrant Exercise Price (which, prior to November 15, 2007, will equal $26 per Certificate and, on or after November 15, 2007, will equal $25 per Certificate, in each case, plus accrued and unpaid interest thereon to the date of redemption).

         The Underlying Issuer is not required to redeem, nor is a holder of the Call Warrants required to exercise a Call Warrant with respect to, the Underlying Securities prior to their stated maturity. Therefore, there can be no assurance that the Trust will repurchase your Certificates prior to November 15, 2028. Should the Trust redeem your Certificates prior to November 15, 2028, the Trustee will notify you by mail at least 10 days before such date of redemption.

Recovery on Underlying Securities Following Payment Default or Acceleration

         If a Payment Default or an Acceleration occurs, the Trustee will promptly give notice to DTC or, for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates thereof. Such notice will set forth (i) the identity of the issue of the Underlying Securities, (ii) the date and nature of such Payment Default or Acceleration, (iii) the amount of the interest or principal in default relating to the Underlying Securities, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

         In the event of a Payment Default, the Trustee is required to proceed against the Underlying Issuer on behalf of the Certificateholders to enforce the Underlying Securities or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided that holders of the Certificates representing a majority of the Voting Rights on the Certificates will be entitled to direct the Trustee in any proceeding relating to the Underlying Securities or direct the Trustee to sell the Underlying Securities, subject to the Trustee's receipt of satisfactory indemnity. In the event of an Acceleration and a corresponding payment on the Underlying Securities, the Trustee will distribute the proceeds to the Certificateholders no later than two Business Days after the receipt of immediately available funds.

         A "Payment Default" means a default in the payment of any amount due on the Underlying Securities after the same becomes due and payable (and the expiration of any applicable grace period on the Underlying Securities). An "Acceleration" means the acceleration of the maturity of the Underlying
Securities after the occurrence of any default on the Underlying Securities other than a Payment Default.

         In the event that the Trustee receives money or other property in respect of the Underlying Securities (other than a scheduled payment on or with respect to an interest payment date) as a result of a Payment Default on the Underlying Securities (including from the sale thereof), the Trustee will promptly give notice as provided in the Trust Agreement to DTC, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice will state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such moneys or other property to the holders of Certificates pro rata by principal amount (after deducting the costs incurred in connection therewith) and that, after such distribution, the Trust will be terminated. Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. In-kind distribution of such property to Certificateholders will be deemed to reduce the principal amount of Certificates on a dollar for dollar basis. Following such in-kind distribution, all Certificates will be cancelled.

         Interest and principal payments on the Underlying Securities are payable solely by the Underlying Issuer and Sprint. The Underlying Issuer and Sprint are subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of the Underlying Issuer and Sprint, could result in delays in payment, or partial payment or non-payment of the Certificates relating to the Underlying Securities.

Action Upon Sprint Failing to Report Under the Exchange Act

         In the event that periodic reports required to be filed by Sprint under the Exchange Act are no longer being filed, the Trustee may be required to distribute the Underlying Securities and the proceeds of any sale of the Underlying Securities to Certificateholders and terminate the Trust. An in-kind distribution of the Underlying Securities and the proceeds from the sale of any Underlying Securities will be allocated between the Certificateholders on a pro-rata basis according to the principal amount of Certificates held. See "Description of the Trust Agreement--Termination of the Trust" herein.

Listing on the New York Stock Exchange

         Application will be made to list the Certificates on the New York Stock Exchange (the "NYSE") under the symbol "DHM." There can be no assurance that the Certificates, once listed, will continue to be eligible for trading on the NYSE.

Reports to Certificateholders.

         Notwithstanding anything to the contrary contained in the accompanying prospectus, Certificateholders will not be entitled to receive any of the reports described under

"Description of the Trust Agreement--Reports to Certificateholders; Notices" and "Reports to Certificateholders" in the accompanying prospectus.

                       DESCRIPTION OF THE TRUST AGREEMENT

General

         The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement. A Registration of Certain Classes of Securities on Form 8-A relating to the Certificates containing a copy of the Series Supplement to the Trust Agreement as executed will be filed by the Trustor with the SEC following the issuance and sale of the Certificates. The Trust created under the Trust Agreement will consist of (i) the Underlying Securities and (ii) all payments on or collections in respect of the Underlying Securities accruing on or after the Closing Date, together with any proceeds thereof.

         Reference is made to the accompanying prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement. Certificateholders should review the form of Trust Agreement for a full description of its provisions, including the definition of certain terms used in this prospectus supplement.

The Trustee

         U.S. Bank National Association, a national banking association, will act as trustee for the Certificates and the Trust as required by the Trust Agreement. The Trustee's offices are located at 100 Wall Street, Suite 1600, New York, New York 10005 and its telephone number is (212) 361-2500.

         The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or reasonable expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misconduct, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement.

Events of Default

         There are no events of default under the Trust Agreement.

Voting Rights

         At all times, 100% of the voting rights with respect to the Trust ("Voting Rights") will be allocated among all holders of the Certificates in proportion to the then outstanding principal balances of their respective Certificates.

Voting of Underlying Securities

         The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from DTC or the Underlying Issuer for the Trustee's consent to any amendment, modification or waiver of the Underlying Securities, or any other document thereunder or relating to the Underlying Securities, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail within two Business Days a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation and shall be protected in taking no action if no direction is received. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate principal amounts) as the Certificates of the Trust were actually voted or not voted by the Certificateholders of the Trust as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary in the Trust Agreement, the Trustee shall at no time vote or consent to any matter which would alter the timing or reduce the amount of any then scheduled payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, or which would result in the exchange or substitution of any of the outstanding Underlying Securities whether or not in accordance with a plan for the refunding or refinancing of such Underlying Securities, except with the consent of Certificateholders representing 100% of the aggregate Voting Rights of the Certificates and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes. The Trustee will not be liable for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

Termination of Trust

         The Trust will terminate upon (i) the payment in full at maturity or upon early redemption of the Certificates, (ii) the distribution of the proceeds received upon a recovery on the Underlying Securities (after deducting any costs incurred in connection therewith) after a Payment Default or an Acceleration (or other default with respect to the Underlying Securities), (iii) the distribution in-kind of the Underlying Securities upon a tender by an affiliate of the Trustor of 100% of the then outstanding Call Warrants and Certificates in exchange for 100% of the Underlying Securities, (iv) the distribution (or liquidation and distribution) of the Underlying Securities in accordance with the Trust Agreement in the event that periodic reports required to be filed by Sprint are no longer being filed, or (v) the sale by the Trust in accordance with the Call Warrants of all the Underlying Securities and the distribution in full of all amounts due to Certificateholders. Under the terms of the Trust Agreement and the Call Warrants, the Certificateholders will not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities if and for so long as the Call Warrants remain outstanding, without the unanimous consent of the Warrantholders.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following supplements the discussion in "Federal Income Tax Consequences" in the accompanying prospectus and should be read in conjunction therewith.

         Upon the issuance of the Certificates, Orrick, Herrington & Sutcliffe LLP will deliver its opinion that although the matter is not free from doubt, the Trust will be a grantor trust for federal income tax purposes and not an association taxable as a corporation. The following discussion assumes that the Trust will be so treated. Accordingly, each Certificateholder will be treated (subject to the following paragraph) as the owner of its pro rata share of the Underlying Securities and as the writer of its pro rata share of the Call Warrants.

         The Trust, on behalf of the Certificateholders, has identified the Underlying Securities and the Call Warrants as part of an integrated transaction within the meaning of Treasury Regulation Section 1.1275-6. Among other consequences of such identification is the treatment generally of each Certificate as a synthetic debt instrument issued on the date it is acquired by the holder thereof. Each Certificateholder, by its acceptance of a Certificate, is deemed to have authorized the Trust to make such identification on its behalf.

         Each Certificateholder will be subject to the original issue discount ("OID") rules of the Code and the applicable Treasury Regulations thereunder. Under those rules, the Certificateholder (whether on the cash or accrual method of accounting) will be required to include in income the OID on the Certificates as it accrues on a daily basis, on a constant yield method, regardless of when cash payments are received.

         The Treasury regulations authorizing synthetic debt instruments were designed to permit investors to treat their investment in a synthetic debt instrument effectively as an investment in a newly issued debt instrument. Those regulations also seem to adopt certain implementing rules that are inconsistent with that approach. Further, the interaction between some of the OID and the synthetic debt instrument rules is not clear. To reflect the purchase price and yield on the Certificates, the Trustee intends to take the positions that the issue price of the synthetic debt instrument is the purchase price of the Certificate paid by an initial Certificateholder (so that initial Certificateholders will accrue OID based on their yield and purchase price of the Certificate) and that the Underlying Securities will be called immediately prior to the scheduled final maturity date of the Certificates. Subsequent investors in Certificates should consult their own tax advisors regarding the treatment and proper calculation of OID with respect to their purchases.

         The amount of OID that is reported in income in any particular year will not necessarily bear any relationship to the amount of distributions, if any, paid to a Certificateholder in that year.

         A Certificateholder's tax basis in a Certificate generally will equal the cost of the Certificates increased by any amounts includible in income as OID, and reduced by any payments made on the Certificates. If a Certificate is sold or redeemed, capital gain or loss will be recognized equal to the difference between the proceeds of sale and the Certificateholder's adjusted basis in the Certificates.

         For  additional  information,  including a discussion of the effects of
the  Trust  being   classified  as  a  partnership,   see  "Federal  Income  Tax
Consequences" in the accompanying prospectus.


                          CERTAIN ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on (a) any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) any plan described in Section 4975(e)(1) and subject to Section 4975 of the Code, including an individual retirement account ("IRA") or Keogh plan, and (c) any entity whose underlying assets include "plan assets" by reason of any such plan's investment in the entity (each, a "Plan").

         ERISA  and  Section  4975  of  the  Code   prohibit  a  wide  range  of
transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code (collectively, "Parties in Interest"). Thus, a Plan fiduciary considering an investment in Certificates should consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The Underlying Issuer, the Underwriter, the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans.

         If an investment in Certificates by a Plan were to result in the assets of the Trust being deemed to constitute "plan assets" of such Plan, certain aspects of such investment, including the operation of the Trust and the deemed extension of credit between the Underlying Issuer and the holder of a Certificate (as a result of the Underlying Securities being deemed to be "plan assets"), as well as subsequent transactions involving the Trust or its assets, might constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the U.S. Department of Labor (the "DOL"). Certain statutory or administrative exemptions may be available under ERISA to exempt the purchase, holding and/or disposition of a Certificate by a Plan. Included among the administrative exemptions are Prohibited Transaction Class Exemption ("PTCE") 84-14, regarding transactions effected by a qualified professional asset manager; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; and PTCE 96-23, regarding investments by an in-house professional manager. Certain of the exemptions, however, do not afford relief from the self-dealing prohibitions contained in Section 406(b) of ERISA and Section 4975(c)(1)(E)-(F) of the Code. In addition, there can be no assurance that any of these exemptions will be available with respect to any particular transaction involving the Certificates.

         Neither  ERISA  nor the Code  defines  the term  "plan  assets."  Under
Section 2510.3-101 of the DOL regulations (the "Plan Asset Regulation"), a Plan's assets may include the assets of an entity if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquires a Certificate, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust, unless an exception applies under the Regulation.

         The Underwriter reasonably believes that the Certificates will satisfy the criteria for treatment as publicly-offered securities under the Plan Asset Regulation. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Certificates are being offered pursuant to an effective registration statement under the Securities Act and will be registered under the Exchange Act within the time period described above. Although the Certificates are expected to be listed on the NYSE, and the Underwriter has undertaken to sell the Certificates to a minimum of 400 beneficial owners, there is no assurance that the 100 independent investor requirement of the "publicly-offered security" exception will, in fact, be satisfied.

         The foregoing discussion is general in nature and is not intended to be all inclusive. Any fiduciary of a Plan or any employee benefit plan not subject to ERISA considering the purchase, holding and disposition of the Certificates should consult with its counsel regarding the consequences of such purchase, holding or disposition. In addition, nothing herein shall be construed as a representation that an investment in the Certificates would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan. Any Plan or any other entity the assets of which are deemed to be "plan assets," such as an insurance company investing assets of its general account, proposing to acquire the Certificates should consult with its counsel.

                                  UNDERWRITING

         The Underwriter has agreed to purchase and the Trustor has agreed to direct the Trust to sell, subject to the terms and conditions set forth in an underwriting agreement, all of the Certificates offered by this prospectus supplement.

         The Trust and the Trustor have been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at such price less a concession not in excess of $0.50 per Certificate. After the initial public offering, the public offering price and the concession may be changed.

         The Certificates are a new issue of securities with no established trading market. Application will be made to list the Certificates on the NYSE under the symbol "DHM." In order to meet one of the requirements for listing the Certificates on the NYSE, the Underwriter has undertaken to sell the Certificates to a minimum of 400 beneficial owners. Trading of the

Certificates on the NYSE is expected to commence within the 30-day period after the initial delivery thereof. The Underwriter has advised the Trustor and the Trust that it presently intends to make a market in the Certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Certificates. Any market making by the Underwriter may be discontinued at any time at the sole discretion of the Underwriter. No assurance can be given as to whether a trading market for the Certificates will develop or as to the liquidity of any trading market.

         The Certificates are expected to trade flat. Trading "flat" means that any accrued and unpaid interest on the Certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Certificates not included in the trading price.

         Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriter to bid for and purchase the Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Certificates. Possible transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

         If the Underwriter creates a short position in the Certificates in connection with this offering, that is, if they sell a greater aggregate principal amount of Certificates than is set forth on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Certificates in the open market. The Underwriter may also impose a penalty bid on certain selling group members. This means that if an Underwriter purchases Certificates in the open market to reduce its short position or to stabilize the price of the Certificates, it may reclaim the amount of the selling concession from the selling group members who sold those Certificates as part of the offering.

         In general, purchases of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a Certificate to the extent that it were to discourage resales of the Certificates.

         Neither the Trust, the Trustor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Certificates. In addition, neither the Trust, the Trustor nor the Underwriter makes any representation that the Underwriter will engage in such transactions. Such transactions, once commenced, may be discontinued without notice.

         The underwriting agreement provides that the Trustor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect of such civil liabilities.

                                     RATINGS

         It is a  condition  to  the  issuance  of  the  Certificates  that  the
Certificates are rated at least as high as the Underlying Securities. The Underlying Securities are rated "Baa2" on watch for possible downgrade by Moody's and "BBB+" by S&P. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by a rating agency. S&P's rating does not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying Securities, or the corresponding effect on the yield to investors. Moody's rating addresses the ultimate cash receipt of all required interest and principal payments as set forth in the trust agreement and series supplement thereto, and is based on the expected loss posed to the Certificateholders relative to the promise of receiving the present value of such payments. Moody's and S&P's ratings do not address the likelihood of the exercise of the Call Warrants.

         The Trustor has not requested a rating on the Certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the S&P and Moody's.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Certificates will be passed upon for the Trustor by Orrick, Herrington & Sutcliffe LLP, New York, New York, and for the Underwriter by Pillsbury Winthrop LLP, New York, New York.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT



COBALTSSM.......................................cover
2028 Notes........................................A-2
Acceleration.....................................S-15
Attributable Debt.................................A-5
Business Day.....................................S-12
Call Warrants.....................................S-8
Capital Lease obligations.........................A-6
Certificateholders................................S-8
Clearing Agency..................................S-11
Closing Date......................................S-8
Code..............................................S-5
Commission........................................S-9
Comparable Treasury Issue.........................A-3
Comparable Treasury Price.........................A-3
Consolidated Net Tangible Assets..................A-6
covenant defeasance..............................A-12
defeasance.......................................A-11
DOL..............................................S-19
DTC..............................................S-11
ERISA............................................S-19
Event of Default..................................A-9
Exchange Act......................................S-9
Exchange Act Reports..............................S-9
Indentures........................................A-5
Independent Investment Banker.....................A-3
IRA..............................................S-19
JPMSI............................................S-10
Lien..............................................A-6
Moody's..........................................S-14
Notes.............................................A-2
NYSE.............................................S-16
OID.........................................S-5, S-18
Parties in Interest..............................S-19
Payment Default..................................S-15
Permitted Liens...................................A-6
Plan.............................................S-19
Plan Asset Regulation............................S-20
Primary Treasury Dealer...........................A-4
PTCE.............................................S-19
Receivables Subsidiary............................A-8
Reference Treasury Dealer.........................A-4
Reference Treasury Dealer Quotations..............A-3
Remaining Scheduled Payments......................A-4
Restricted Subsidiary.............................A-8
S&P..............................................S-14
Sale and Leaseback Transaction....................A-8
Securities Act...................................S-10
Specified Currency...............................S-11
Sprint.......................................S-9, A-2
Sprint Capital....................................A-2
Sprint Capital Indenture..........................A-5
Sprint Indenture..................................A-4
Treasury Rate.....................................A-3
Trust.............................................S-8
Trust Agreement...................................S-8
Trustee....................................S-8, A-4
Trustor...........................................S-8
Underlying Issuer................................S-10
Underlying Securities.............................S-8
Underlying Securities Prospectus..................S-9
Underlying Securities Registration Statement.....S-10
Underwriter......................................S-10
Voting Rights....................................S-17
Warrant Exercise Date............................S-13
Warrant Exercise Price......................S-4, S-13
Warrantholders....................................S-8

                                   APPENDIX A

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         The "Summary of Terms of the Underlying Securities" and the "Excerpts From the Underlying Securities Prospectus" below are qualified in their entirety by reference to the Underlying Securities Prospectus and the Underlying
Registration Statement referred to below. Prospective investors in the Certificates are urged to obtain a copy of and read the Underlying Prospectus and the Underlying Registration Statement. Neither the Trustor nor any of its affiliates nor the Underwriter makes any representation about the completeness or accuracy of information in the Underlying Securities Prospectus or the Underlying Registration Statement.

1.  Summary of Terms of the Underlying Securities

Underlying Issuer:              Sprint Capital Corporation

Underlying Securities:          $29,686,000 6.875% Notes due November 15, 2028

Guarantee:                      The Underlying  Securities  are  unconditionally
                                guaranteed by Sprint Corporation

Amount Originally Issued:       $2,500,000,000

Interest Rate:                  6.875%

Scheduled Payment Dates:        May 15 and November 15

Scheduled Maturity:             November 15, 2028

Denominations:                  $1,000 and integral multiples thereof

Redemption:                     The Underlying  Securities are redeemable,  as a
                                whole  or  in  part,   at  the   option  of  the
                                Underlying  Issuer,  at any time or from time to
                                time on at least 30  days,  but no more  than 60
                                days,   prior  notice  to  the  holders  of  the
                                Underlying  Securities.   The  redemption  price
                                shall be equal to the greater of (x) 100% of the principal amount of Underlying Securities to be redeemed or (y) the present values of the remaining scheduled payments on the Underlying
                                Securities, discounted on a semiannual basis at a rate calculated as described herein, plus, in each case, accrued and unpaid interest thereon to the redemption date.

Currency of Denomination:       U.S. dollars

Listing:                        New York Stock Exchange

Form:                           Book-Entry

CUSIP:                          852060AD4

Underlying Securities
  Prospectus:                   The Underlying  Securities Prospectus Supplement
                                dated  November  10,  1998  to the  accompanying
                                Underlying  Securities  Prospectus dated October
                                23, 1998

Registration Statement:         333-65649


2.  Excerpts From the Underlying Securities Prospectus

         Set forth below are certain sections or excerpts of certain sections of the Underlying Securities Prospectus Supplement and the related Underlying Securities Prospectus, which set forth the material terms of the Underlying Securities. The term "Sprint Capital" means Sprint Capital Corporation (the Underlying Issuer), and the terms "Notes" and "2028 Notes" mean the 6.875% Notes due 2028 issued by Sprint Capital Corporation (i.e. the Underlying Securities).

A.  Excerpts From the Underlying Securities Prospectus Supplement

General

         Interest will be payable semi-annually on May 15 and November 15 of each year. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

         The Notes will not have the benefit of a sinking fund.

Ranking

         The Notes will be senior unsecured obligations of Sprint Capital and will rank equally with all other senior unsecured and unsubordinated indebtedness of Sprint Capital. The guarantees will be senior unsecured obligations of Sprint Corporation ("Sprint") and will rank equally with all other senior unsecured and unsubordinated indebtedness of Sprint.

         The Notes and the guarantees will be effectively subordinated to any secured indebtedness of Sprint Capital or Sprint, as the case may be, to the extent of the value of the assets securing such indebtedness. The Sprint Capital Indenture permits Sprint and its Restricted

Subsidiaries (as defined herein) to incur or permit to be outstanding secured indebtedness plus attributable debt with respect to any sale and leaseback transaction in an aggregate amount not exceeding 15% of the Consolidated Net Tangible Assets (as defined herein) of Sprint and its subsidiaries, in addition to Permitted Liens (as defined herein), all as described under "Description of Debt Securities--Restrictive Covenant--Sprint" in the accompanying prospectus. Sprint's assets consist principally of the stock of and advances to its subsidiaries. Almost all the operating assets of Sprint and its consolidated subsidiaries are owned by such subsidiaries and Sprint relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations, including guarantees, and corporate expenses. The Notes and the guarantees will be structurally subordinated to all obligations, including trade payables, of subsidiaries of Sprint Capital or Sprint, as the case may be.

Optional Redemption

         The Notes will be redeemable, as a whole or in part, at the option of Sprint Capital, at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of Notes. The redemption prices will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined below) and 25 basis points for the 2028 Notes.

In the case of each of clause (1) and (2), accrued interest will be payable to the redemption date.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2028 Notes, as the case may be, to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by Sprint Capital.

         "Comparable Treasury Price" means, with respect to any redemption date,
(1) the average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference
Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

         "Reference Treasury Dealer" means each of Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Warburg Dillon Read LLC, Chase Securities Inc., Lehman Brothers, Inc. and NationsBanc Montgomery Securities LLC and their respective successors. If any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), Sprint Capital shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

         "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of principal of and interest on such Note that would be due after the related redemption date but for such redemption. If such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment on such Note will be reduced by the amount of interest accrued on such Note to such redemption date.

         On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless Sprint Capital defaults in the payment of the redemption price and accrued interest). on or before the redemption date, Sprint Capital will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes of any series are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

Consolidation, Merger and Conveyances

         Neither Sprint nor Sprint Capital may consolidate with or merge into any other person or convey, transfer or lease all or substantially all its properties and assets in any one transaction or series of transactions, and neither Sprint nor Sprint Capital shall permit any person to consolidate with or merge into Sprint or Sprint Capital or convey, transfer or lease all or substantially all its properties and assets in any one transaction or series of transactions to Sprint or Sprint Capital, unless (i) the corporation, partnership or trust formed by such consolidation or into which Sprint or Sprint Capital is merged or which acquires or leases all or substantially all the assets of Sprint or Sprint Capital in any one transaction or a series of transactions is organized under the laws of any United States jurisdiction and assumes the obligations of Sprint or Sprint Capital, as applicable, under the Notes and the guarantees and under the Sprint Capital Indenture, (ii) after giving effect to the transaction no Event of Default (as described herein), and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing, and (iii) certain other conditions specified in the Sprint Capital Indenture are met. Thereafter, all such obligations of Sprint or Sprint Capital, as the case may be, terminate.

B. Excerpts From the Base Prospectus Related to the Underlying Securities Prospectus Supplement

Description of Debt Securities

         The debt securities issued by Sprint will be issued under an Indenture, dated as of October 1, 1998, between Sprint and Bank One, N.A., as trustee, (the "Trustee") (the "Sprint Indenture"), and the debt securities issued by Sprint Capital will be issued under an Indenture, dated as of October 1, 1998, among Sprint Capital, Sprint and Bank One, N.A., as Trustee (the "Sprint Capital Indenture," and together with the Sprint Indenture, the "Indentures"). The Sprint Capital Indenture has similar provisions to the Sprint Indenture, including an identical lien covenant relating to Sprint. Copies of each of the Indentures are filed as exhibits to the registration statement of which this prospectus forms a part.

General

         The Indentures do not limit the amount of indebtedness that may be issued thereunder. The Indentures provide that debt securities may be issued from time to time in one or more series. The debt securities will be unsecured obligations of Sprint or Sprint Capital.

         The designation of the applicable Indenture, and the title, amount, maturity, interest rate, terms for redemption, terms for sinking fund payments, and other specific terms of the series of debt securities, including (i) the currency of payment of principal of and any premium and interest on the debt securities, which may be United States dollars or any other currency or currency unit, and (ii) any index used to determine the amount of payments of principal of and any premium and interest on the debt securities, will be set forth or summarized in the prospectus supplement.

         Securities may be issued as original issue discount securities to be offered and sold at a substantial discount below the stated principal amount. Federal income tax consequences and other special considerations applicable to such original issue discount securities will be described in the prospectus supplement relating to such securities.

Restrictive Covenant - Sprint

         Under the Indentures, Sprint and its Restricted Subsidiaries may not create, incur or allow to exist any Lien upon any property or assets now owned or hereafter acquired unless:

         o    such Lien is a Permitted Lien; or

         o the outstanding debt securities (or, in the case of debt securities issued by Sprint Capital, the outstanding guarantees) are equally and ratably secured by such Lien; or

         o the aggregate principal amount of indebtedness secured by such Lien and any other Lien (other than Permitted Liens) plus the
              Attributable Debt in respect of any Sale and Leaseback Transaction does not exceed 15% of the Consolidated Net Tangible Assets of Sprint and its subsidiaries.

         The definitions for capitalized terms used above are as follows:

         "Attributable Debt" of a Sale and Leaseback Transaction means, at any date, the total net amount of rent required to be paid under such lease during the remaining term of the lease (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates of such amounts to such date of determination at the rate of interest per annum implicit in the terms of such lease, as determined in good faith by Sprint, compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents.

         "Capital Lease obligations" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles. The amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with generally accepted accounting principles consistently applied.

         "Consolidated Net Tangible Assets" of Sprint and its subsidiaries means the consolidated total assets of Sprint and its subsidiaries as reflected in Sprint's most recent balance sheet preceding the date of determination prepared in accordance with generally accepted accounting principles consistently applied, less (i) current liabilities (excluding current maturities of long-term debt and Capital Lease obligations) and (ii) goodwill, tradenames, trademarks, patents, minority interests of others, unamortized debt discount and expense and other similar intangible assets (excluding any investments in permits or licenses issued, granted or approved by the Federal Communications Commission).

         "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement or zoning restriction, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to property including any Capital Lease obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction.

         "Permitted Liens means:

         (i) Liens existing on October 1, 1998;

         (ii) Liens on property existing at the time of acquisition of such property or to secure the payment of all or any part of the purchase price of such property or to secure any indebtedness incurred prior to, at the time of or within 270 days after the acquisition of such property for the purpose of financing all or any part of the purchase price of such property;

         (iii) Liens securing indebtedness owing by a Restricted Subsidiary to Sprint or any wholly-owned subsidiary of Sprint;

         (iv) Liens on property of any entity, or on the stock, indebtedness or other obligations of such entity, existing at the time (a) such entity becomes a Restricted Subsidiary, (b) such entity is merged into or consolidated with Sprint or a Restricted Subsidiary or (c) Sprint or a Restricted Subsidiary acquires all or substantially all of the assets of such entity, as long as no such Lien extends to any other property of Sprint or any other Restricted Subsidiary;

         (v) Liens on property to secure any indebtedness incurred to provide funds for all or any part of the cost of development of or improvements to such property;

         (vi) Liens on the property of Sprint or any of its Restricted Subsidiaries securing (a) nondelinquent performance of bids or contracts (other than for borrowed money, obtaining of advances or credit or the securing of debt), (b) contingent obligations on surety and appeal bonds and (c) other nondelinquent obligations of a similar nature, in each case, incurred in the ordinary course of business;

         (vii) Liens securing Capital Lease obligations, provided that (a) any such Lien attaches to the property within 270 days after the acquisition thereof and (b) such Lien attaches solely to the property so acquired;

         (viii) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds, as long as such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Sprint or such Restricted Subsidiary, as applicable, in excess of those set forth by regulations promulgated by the Federal Reserve Board and such deposit account is not intended by Sprint or such Restricted Subsidiary to provide collateral to the depository institution;

         (ix) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation;

         (x) statutory and tax Liens for sums not yet due or delinquent or which are being contested or appealed in good faith by appropriate proceedings;
         (xi) Liens arising solely by operation of law, such as mechanics', materialmen's, warehouseman's and carriers' Liens and Liens of landlords or of mortgages of landlords, on fixtures and movable property located on premises leased in the ordinary course of business;

         (xii) Liens on personal property, other than shares of stock or indebtedness of any Restricted Subsidiary, to secure loans maturing not more than one year from the date of the creation thereof and on accounts receivable associated with a receivables financing program of Sprint or any of its Restricted Subsidiaries;

         (xiii) any Lien created by or resulting from litigation or other proceeding against, or upon property of, Sprint or a Restricted Subsidiary, or any lien for workmen's compensation awards or similar awards, so long as the finality of such judgment or award is being contested and execution thereon is stayed or such Lien relates to a final unappealable judgment which is satisfied within 30 days of such judgment or any Lien incurred by Sprint or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding, as long as such judgment or award does not constitute an Event of Default under clause (e) of "Events of Default" below;

         (xiv) Liens on the real property of Sprint or a Restricted Subsidiary which constitute minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, as long as all of the liens referred to in this clause (xiv) in the aggregate do not at any time materially detract from the value of such real property or materially impair its use in the operation of the business of Sprint and its subsidiaries;

         (xv) Liens on property of Sprint or a Restricted Subsidiary securing indebtedness or other obligations issued by the United States of America or any state or any department, agency or instrumentality or political subdivision of the United States of America or any state, or by any other country or any political subdivision of any other country, for the purpose of financing all or any part of the purchase price of (or, in the case of real property, the cost of construction on or improvement of) any property or assets subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings); and

         (xvi) any renewal, extension or replacement (in whole or in part) of any Lien permitted pursuant to (i), (ii), (iv), (v), (vii) and (xv) above or of any indebtedness secured by any such Lien, as long as such extension, renewal or replacement Lien is limited to all or any part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property) and the principal amount of indebtedness secured by such Lien and not otherwise authorized by clauses (i), (ii), (iv), (v), (vii) and (xv) does not exceed the principal amount of indebtedness plus any premium or fee payable in connection with any such renewal, extension or replacement so secured at the time of such renewal, extension or replacement.

         "Receivables Subsidiary" means a special purpose wholly-owned subsidiary created in connection with any transactions that may be entered into by Sprint or any of its subsidiaries pursuant to which Sprint or any of its subsidiaries may sell, convey, grant a security interest in or otherwise transfer undivided percentage interests in its receivables.

         "Restricted Subsidiary" means any subsidiary of Sprint (other than a Receivables Subsidiary or Sprint Capital) if:

                  (i) such subsidiary has substantially all of its property in the United States (other than its territories and possessions); and

                  (ii) at the end of the most recent fiscal quarter of Sprint preceding the date of determination, the aggregate amount, determined in accordance with generally accepted accounting principles consistently applied, of securities of, loans and advances to, and other investments in, such subsidiary held by Sprint and its other subsidiaries, less any securities of, loans and advances to, and other investments in Sprint and Sprint's other subsidiaries held by such subsidiary or any of its subsidiaries, exceeded 15% of Sprint's Consolidated Net Tangible Assets.

         "Sale and Leaseback Transaction" means any direct or indirect arrangement pursuant to which property is sold or transferred by Sprint or a Restricted Subsidiary and is thereafter leased back from the purchaser or transferee by Sprint or such Restricted Subsidiary.

         Unless otherwise indicated in the prospectus supplement, the covenants contained in the Indentures and in the debt securities and guarantees would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving Sprint that may adversely affect holders.

Restrictive Covenant - Sprint Capital

         Sprint Capital may not create, issue, assume or guarantee any unsecured funded debt ranking prior to the debt securities issued by Sprint Capital.

         Unless otherwise indicated in the prospectus supplement, Sprint Capital may not create, assume or suffer to exist any Lien (as defined above) upon any of its property or assets, now owned or hereafter acquired, without making effective provision whereby the outstanding debt securities issued by Sprint Capital shall be secured by such Lien equally and ratably with any and all other obligations and indebtedness thereby secured, with certain specified exceptions.

Events of Default

         Each of the following is an "Event of Default" under the Indentures with respect to debt securities of any series:

                  (a) failure to pay principal of or any premium on any debt security of that series at maturity;

                  (b) failure to pay any interest on any debt security of that series when due, continued for 30 days;

                  (c) failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

                  (d) failure to perform any other covenant or warranty in the applicable Indenture (other than a covenant included solely for the benefit of series of debt securities other than that series), continued for 60 days after written notice as provided in such Indenture;

                  (e) default resulting in acceleration of more than $50,000,000 in aggregate principal amount of any indebtedness for money borrowed by Sprint or Sprint Capital or any other subsidiary of Sprint under the terms of the instrument under which such indebtedness is issued or secured, if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after written notice as provided in the Indentures;

                  (f)   certain    events   of    bankruptcy,    insolvency   or
         reorganization; and

                  (g) any other Event of Default provided with respect to debt securities of that series.

         If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the Trustee with respect to such debt securities or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately by written notice as provided in the applicable Indenture.

         At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, in accordance with the applicable Indenture, rescind and annul such acceleration.

         Each Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders offer reasonable indemnity to the Trustee. Subject to such provisions for indemnification of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right (in accordance with applicable law) to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series.

         Sprint and Sprint Capital will be required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the applicable Indenture and as to any default in such performance.

Modification and Waiver

         Modifications and amendments of the Sprint Indenture may be made by Sprint and the Trustee, in most cases with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment. Modifications and amendments of the Sprint Capital Indenture may be made by Sprint, Sprint Capital and the Trustee, in most cases with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment.

         Each Indenture provides that, without the consent of the holder of each outstanding debt security affected thereby, no such modification or amendment may

                  (a) change the date specified in the debt security for the payment of the principal of, or any installment of principal of or interest on, such debt security,

                  (b) reduce the principal amount of, or any premium or interest on, any debt security,

                  (c) reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of such debt security,

                  (d) change the place or currency of payment of principal of, or any premium or interest on, any debt security,

                  (e) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or

                  (f) reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture amending or modifying the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

         In addition, the Sprint Capital Indenture provides that, without the consent of the holder of each outstanding debt security affected thereby, no such modification or amendment may modify or affect in any manner adverse to the holders the terms and conditions and obligations of the guarantor in respect of the guarantees of any debt securities.

         The holders of a majority in principal amount of the outstanding debt securities of any series issued under the Sprint Indenture and the Sprint Capital Indenture may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, compliance by Sprint (or Sprint and Sprint Capital, in the case of the Sprint Capital Indenture) with certain restrictive provisions of the Indentures. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of or any premium or interest on any debt security of that series or in respect of a covenant or provision which under the Indentures cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

Consolidation, Merger and Conveyances

         Sprint (and, in the case of the Sprint Capital Indenture, Sprint Capital), without the consent of any holders of outstanding debt securities, may consolidate with or merge with or into, or transfer or lease its properties and assets substantially as an entirety to, any corporation, partnership or trust, or may acquire or lease the assets of any Person, provided that (i) the corporation, partnership or trust formed by such consolidation or into which Sprint or Sprint Capital is merged or which acquires or leases the assets of Sprint or Sprint Capital substantially as an entirety is organized under the laws of any United States jurisdiction and assumes the obligations of Sprint or Sprint Capital, as applicable, under the debt securities or the guarantees, as the case may be, and under the Indentures, (ii) after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing, and (iii) certain other conditions specified in the Indentures are met. Thereafter, all such obligations of Sprint or Sprint Capital, as the case may be, terminate.

Defeasance

         Unless otherwise indicated in the prospectus supplement, the following defeasance provisions will apply to the debt securities.

         The Indentures provide that Sprint (or Sprint and Sprint Capital, in the case of debt securities issued under the Sprint Capital Indenture) may elect either (A) to defease and be discharged from any and all obligations with respect to such debt securities and the guarantees of such debt securities (with certain limited exceptions described below) ("defeasance") or (B) to be released from its obligations with respect to such debt securities under Sections 501(5) and 1008 of the Sprint Indenture and Sections 501(5), 1008, 1009 and 1012 of the Sprint Capital Indenture (being the cross-default provision described in clause (e) under "Events of Default" and the restriction described under "Restrictive Covenant--Sprint" and, in the case of the Sprint Capital Indenture, the restrictions described under "Restrictive Covenants--Sprint Capital") and certain other obligations, including obligations under covenants provided for the specific benefit of debt securities of that series ("covenant defeasance").

         In order to accomplish defeasance or covenant defeasance, Sprint or Sprint Capital must deposit with the Trustee (or other qualifying trustee), in trust for such purpose, money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the scheduled due dates therefor. Such a trust may be established only if, among other things, Sprint or Sprint Capital has delivered to the Trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after October 1, 1998. The obligations which are not discharged in a defeasance under clause (A) above are those relating to the rights of holders of outstanding debt securities to receive, solely from the trust fund described above, payments in respect of the principal of and any premium and interest on debt securities when due as set forth in Section 1304 of the Indentures, and obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, to hold moneys for payment in trust and to compensate, reimburse and indemnify the Trustee.

         The prospectus supplement may further describe additional provisions, if any, permitting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Regarding the Trustee

         Sprint has a normal business banking relationship with the Trustee, including the maintenance of an account and the borrowing of funds. The Trustee may own debt securities.

Governing Law

         New York law (without regard to principles of conflicts of law) will govern the Indentures, the debt securities and the guarantees.

Description of Guarantees

         Sprint will unconditionally guarantee the due and punctual payment of the principal, any premium and interest on the debt securities issued by Sprint Capital when and as the same shall become due and payable, whether at maturity or otherwise. The guarantees will rank equally with all other unsecured and unsubordinated obligations of Sprint. The guarantees provide that in the event of a default in payment of principal, any premium or interest on a debt security, the holder of the debt security may institute legal proceedings directly against Sprint to enforce the guarantee without first proceeding against Sprint Capital. The Sprint Capital Indenture provides that Sprint may under certain circumstances assume all rights and obligations of Sprint Capital under the Sprint Capital Indenture with respect to a series of debt securities issued by Sprint Capital.

                       Structured Obligations Corporation
                                Depositor/Trustor

                               Trust Certificates
                              (Issuable in series)

Each Trust

o may periodically issue asset-backed certificates in one or more series with one or more classes; and

o    will own

     o a security or pool of securities, as described in the accompanying prospectus supplement;

     o    payments due on those securities; and/or

     o other assets described in this Prospectus and in the accompanying prospectus supplement.

The Certificates

o will represent beneficial ownership interests in the trust and will be paid only from the trust assets;

o will be denominated and sold for U.S. dollars or for one or more foreign or composite currencies and any payments to certificateholders may be payable in U.S. dollars or in one or more foreign or composite currencies; and

o will be issued as part of a designated series which may include one or more classes of certificates and enhancement.

The Certificateholders

o will receive interest, principal and other payments from the assets deposited with the trust.


               --------------------------------------------------
                Consider carefully the risk factors beginning on
                           page 6 of this Prospectus.
               --------------------------------------------------

Unless  otherwise  specified  in  the  applicable  prospectus  supplement,   the
certificates are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The certificates will represent interests in the trust only and will not represent interests in or obligations of Structured Obligations Corporation or of the administrative agent of the trust or any of their affiliates.

This Prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

               --------------------------------------------------

Neither the SEC nor any state securities commission has approved these certificates or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                                 March 25, 2002

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

         We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this Prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

         o    the series designation and aggregate principal amount,

         o the number of classes in the series and, with respect to each class, the designation, aggregate principal amount or, if applicable, notional amount and authorized denominations of certificates,

         o information concerning the type, characteristics and specifications of the securities deposited into the trust (the "Underlying Securities") and any other assets deposited into the trust (together with the Underlying Securities, the "Deposited Assets") and any credit support for the series or a class,

         o the relative rights and priority of payments of each class (including the method for allocating collections from the Deposited Assets to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the Deposited Assets),

         o the identity of each issuer of the Underlying Securities and each obligor with respect to any of the other Deposited Assets,

         o the name of the trustee and the administrative agent, if any, for the series,

         o whether the certificates of the series or each class within that series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each class including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation of the interest rate applicable to the series or each class within that series, if variable (a "Variable Pass-Through Rate"); the date or dates from which interest will accrue; the applicable Distribution Dates (as defined below) on which interest, principal and premium, in each case as applicable, on the series or class will be distributable and the related Record Dates (as defined in the related prospectus supplement), if any,the time and place of distribution (a "Distribution Date") of any interest, premium (if any) and/or principal (if any),

         o    the date of issue,

         o    the final scheduled distribution date, if applicable,

         o    the offering price,

         o the option, if any, of any specified third party (which may include Structured Obligations Corporation or any of its
              affiliates)  to  purchase  the   Underlying   Securities
              or the certificates held by a certificateholder and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part,

         o any exchange terms, whether mandatory or optional, and any redemption terms of certificates of each series or class,

         o the rating of each series of certificates or each class within that series of certificates,

         o the denominations in which the series or class within that series will be issuable,

         o whether the certificates of any class within a given series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms of those certificates,

         o whether the certificates of the series or of any class within that series are to be issued as registered certificates or bearer certificates or both and, if bearer certificates are to be issued, whether coupons will be attached to such bearer certificates; whether bearer certificates of that series or class may be exchanged for registered certificates of that series or class and the circumstances under which and the place or places at which any exchanges, if permitted, may be made,

         o whether the certificates of the series or of any class within that series are to be issued in the form of one or more global securities and, if so, the identity of the Depositary, if other than The Depository Trust Company, for such global security or securities,

         o if other than U.S. dollars, the currency applicable to the certificates of the series or class for purposes of denominations and distributions on that series or each class within that series (the "Specified Currency") and the circumstances and conditions, if any, when such currency may be changed, at the election of Structured Obligations Corporation or a certificateholder, and the currency or currencies in which any principal or interest will be paid,

         o all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of certificateholders of the series and each class within that series required with respect to certain actions by Structured Obligations Corporation or the applicable administrative agent, if any, or trustee under the trust agreement or with respect to the applicable trust,

         o remedies upon, or consequences of, the occurrence of a payment default on the Underlying Securities, an acceleration of the Underlying Securities or the cessation by the issuer of the Underlying Securities of filing periodic reports under the Exchange Act, and

         o    any other  terms of the  series or class  within  that  series of
               certificates   which  are   considered   material  by  Structured
               Obligations Corporation.

         If the terms of a particular series of certificates vary between this Prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

         References in this Prospectus to "U.S. dollars," "U.S.$," "USD," "dollar" or "$" are to the lawful currency of the United States. Purchasers are required to pay for each certificate in the currency in which the certificate is denominated. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States.

         You should rely only on the information provided in this Prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this Prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

         We include cross-references in this Prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS



IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT..........................2

RISK FACTORS...................................................................6

WHERE YOU CAN FIND MORE INFORMATION............................................9

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................10

REPORTS TO CERTIFICATEHOLDERS.................................................10

STRUCTURED OBLIGATIONS CORPORATION............................................10

USE OF PROCEEDS...............................................................10

FORMATION OF THE TRUSTS.......................................................11

MATURITY AND YIELD CONSIDERATIONS.............................................11

DESCRIPTION OF THE CERTIFICATES...............................................13

DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT............................23

DESCRIPTION OF THE TRUST AGREEMENT............................................35

LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES................................42

FEDERAL INCOME TAX CONSEQUENCES...............................................43

PLAN OF DISTRIBUTION..........................................................47

LEGAL OPINIONS................................................................48

INDEX OF TERMS................................................................49

                                  RISK FACTORS

         In connection with your investment in the certificates of any series, you should consider, among other things, the following risk factors and all risk factors set forth in the applicable prospectus supplement.

         Risk of the Certificates having Limited Liquidity. Prior to the issuance of any series (or class within such series) of certificates there will not be a public market for those certificates. We cannot predict the extent to which a trading market will develop or how liquid that market might become or for how long it may continue. If an active public market for the certificates does not develop or continue, the market prices and liquidity of the certificates may be adversely affected.

         Risk Associated with the Certificateholders having Limited Recourse against SOC or its Affiliates. The certificates will not represent a recourse obligation of or interest in SOC or any of its affiliates. Unless otherwise specified in the applicable prospectus supplement, the certificates of each series will not be insured or guaranteed by any government agency or instrumentality, SOC, any person affiliated with SOC or the trust, or any other person. The trust has no significant assets other than the Underlying Securities and any other Deposited Assets. No other assets are available to make payments or distributions with respect to your certificates. Any obligation of SOC with respect to the certificates of any series will only be through limited representations and warranties. SOC does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty.

         Risk Associated with Certificateholders' Reliance for Payment on the Limited Assets of the Trust and any Credit Support. The trust for any series (or class of that series) of certificates may include assets that are designed to support the payment or ensure the servicing or distribution with respect to the Deposited Assets. However, the certificates do not represent obligations of SOC, the trustee, any administrative agent or any of their affiliates and, unless otherwise specified in the applicable prospectus supplement, are not insured or guaranteed by any person or entity. Accordingly, certificateholders' receipt of distributions will depend entirely on the trust's receipt of payments with respect to the Deposited Assets and any credit support identified in the related prospectus supplement. If the Underlying Securities or any other Deposited Assets are insufficient to make payments or distributions on the certificates, no other assets will be available for payment of the deficiency. See "Description of Deposited Assets and Credit Support."

         Risk of Negative Performance of the Underlying Securities Affecting the Value of Your Investment. Neither SOC, the trustee, any administrative agent nor any of their affiliates is obligated to make any payments in respect of your certificates. Consequently, if losses are experienced on the Underlying Securities and any other Deposited Assets (including in connection with the bankruptcy or similar event relating to the issuer of the Underlying Securities), you may experience a loss on your investment. Accordingly, you are strongly encouraged to obtain as much information about the Underlying
Securities as you would if you were investing directly in the Underlying Securities.

         Risk of Extended Maturity or Early Redemption altering timing of Distributions to Certificateholders. The timing of any distribution with respect to any series (or of any class within that series) of certificates and the yield that you realize on your investment in the certificates may be affected by a number of factors, including:

         o    the purchase price of your certificates,

         o    the performance of the related Deposited Assets,

         o the extent of any early redemption, repurchase, repayment or extension of maturity of the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the Underlying Securities) or any early redemption, repurchase or repayment of your certificates, and

         o the manner and priority in which collections from the Underlying Securities and any other Deposited Assets are allocated to each class of that series.

         These factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related prospectus supplement will discuss any calls, puts or other redemption or repurchase options, any extension of maturity provisions and other terms applicable to the certificates and the Underlying Securities and any other Deposited Assets. Neither SOC nor the trustee can predict if or when a redemption, repurchase or other repayment of the Underlying Securities will occur. If the certificates are prepaid, your investment in the certificates and the Underlying Securities will have a shorter average maturity. If the certificates are prepaid when prevailing market interest rates are lower than the yield on your certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your certificates. See "Maturity and Yield Considerations."

         Risk of  Underlying  Issuer  Ceasing  to  Make  Information  About  Its
Financial Condition and Business Publicly Available. In deciding whether to invest in or to sell certificates, you should obtain and evaluate information about each issuer of the Underlying Securities as if you were investing directly in that issuer and its securities. The information that each underlying issuer makes available to the public is important in considering whether to invest in or sell certificates.

         If provided in the applicable prospectus supplement, if the issuer of Concentrated Underlying Securities (as defined below) ceases to file periodic reports under the Exchange Act, the trust agreement may provide that the trust will sell or distribute the Underlying Securities notwithstanding market conditions at the time, and the trustee will not have discretion to do otherwise. This sale or distribution may result in greater losses than might occur if the trust continued to hold the Underlying Securities. SOC, the trustee, the underwriters and their affiliates (a) have not verified, and have not undertaken to verify, the accuracy, completeness or continued availability of any information by any issuer of the Underlying Securities (whether or not filed with the SEC), (b) have made no due diligence investigation of the financial condition or creditworthiness of any issuer of the Underlying Securities, and (c) assume no responsibility for any information considered by any purchaser or potential purchaser of the certificates that is not contained in this Prospectus or the applicable prospectus supplement.

         You should not construe the issuance of the certificates as an endorsement of the financial condition or business prospects of any issuer of the Underlying Securities by SOC, the trustee, the underwriters or any of their affiliates.

         Risk of the Trustee not Managing the Underlying Securities to Avoid Adverse Events. The remedies available to a trustee of a relevant trust are predetermined and therefore an investor in the certificates has less discretion over the exercise of remedies than if such investor directly invested in the Underlying Securities. Except as described in this Prospectus and the applicable prospectus supplement, the trust will not dispose of any Underlying Securities or any other Deposited Assets, regardless of adverse events, financial or otherwise, that may affect the value of the Underlying Securities or the issuer of the Underlying Securities. If there is a payment default on any Underlying Security or any other default that may result in the acceleration of the Underlying Security, the trust will only dispose of or otherwise deal with the defaulted Underlying Security in the manner provided in the trust agreement. If provided in the applicable prospectus supplement, if a payment default on or an acceleration of an Underlying Security occurs, or the issuer of Concentrated Underlying Securities (as defined below) ceases to file periodic reports under the Exchange Act, the trust agreement may provide that the trust will sell or distribute the Underlying Securities notwithstanding market conditions at the time, and the trustee will not have discretion to do otherwise. This sale or distribution may result in greater losses than might occur if the trust continued to hold the Underlying Securities.

         Risk of the Certificates having Adverse Tax Consequences to Certificateholders. The United States federal income tax consequences of the purchase, ownership and disposition of the certificates and the tax treatment of the trust will depend on the specific terms of the certificates, the trust, any credit support and the Deposited Assets. See the description under "Certain Federal Income Tax Consequences" in the related prospectus supplement. If the Deposited Assets include securities issued by one or more government agencies or instrumentalities, purchasers of the certificates may also be affected by the tax treatment of the Underlying Securities by the relevant issuing government.

         Risk of Ratings of the Certificates being Downgraded or Withdrawn. At the time of issuance, the certificates of any given series (or each class of that series) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. The rating of any series or class of certificates is based primarily on the related Deposited Assets and any credit support and the relative priorities of the certificateholders of such series or class to receive collections from, and to assert claims against, the trust. A rating does not comment as to market price or suitability for a particular investor and is not a recommendation to purchase, hold or sell certificates. We cannot be certain that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency in the future. A revision or withdrawal of such rating may have an adverse effect on the market price of your certificates.

         Risk of Loss of Rights Associated with Ownership of the Certificates in Global Form and not in Definitive Physical Form. The certificates of each series (or each class of that series) will initially be represented by one or more global securities deposited with a Depositary (as defined below) and purchasers will not receive individual certificates. Consequently, unless and until individual definitive certificates of a particular series or class are issued, purchasers will not be recognized as certificateholders under the applicable trust agreement. Until such time, purchasers will only be able to exercise the
rights  of   certificateholders   indirectly  through  the

Depositary and its respective participating organizations. The ability of any purchaser to pledge a certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to a certificate, may be limited. See "Description of Certificates--Global Securities" and "Limitations on Issuance of Bearer Certificates" in this Prospectus and any further description contained in the related prospectus supplement.

          Risks Associated with Ownership of Certificates Secured by Underlying Securities Issued by Foreign Issuers. The Underlying Securities may include obligations of foreign issuers. Consequently, it may be difficult for the applicable trust as a holder of the Underlying Securities to obtain or realize upon judgments in the United States against the obligor. Even if an issuer is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets that can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the issuer's country. Because the Underlying Securities may represent direct or indirect obligations of foreign issuers, certificateholders should consider the political, economic and other risks related to holding the obligations of a foreign issuer, which are not typically associated with an investment in securities of a domestic issuer. Such risks include:

         o    future political and economic developments,

         o    moratorium on payment or rescheduling of external debts,

         o    confiscatory taxation,

         o    imposition of any withholding tax,

         o    exchange rate fluctuations,

         o    political or social instability or diplomatic developments, and

         o    the imposition of additional governmental laws or restrictions.

               --------------------------------------------------

         In addition, the prospectus supplement for each series of certificates will set forth information regarding additional risk factors, applicable to that series (and each class within that series).

                       WHERE YOU CAN FIND MORE INFORMATION

         Each separate trust formed by Structured Obligations Corporation ("SOC") is subject to the informational requirements of the Exchange Act and we file on behalf of each trust reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.). We do not intend to send any financial reports to certificateholders.

         We filed a registration statement on Form S-3 relating to the certificates with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information that is permitted to be omitted from this Prospectus in accordance with SEC rules and regulations.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference SOC's Registration Statement No. 333-70730 filed on October 22, 1993 and declared effective on April 26, 1994 and, all documents that we have filed with the SEC as required by the Exchange Act prior to the date of this Prospectus. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports filed by or on behalf of the trust until we terminate our offering of the certificates.

         As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Michael J. Martin, SOC, 270 Park Avenue, New York, New York 10017,
(212) 834-7243.

                         REPORTS TO CERTIFICATEHOLDERS

         Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates are issued, on each Distribution Date unaudited reports containing information concerning each trust will be prepared by the trustee and sent on behalf of each trust only to Cede & Co., as nominee of The Depository Trust Company and as the registered holder of the certificates. See "Description of the Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notice." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. We will also file with the SEC on behalf of the trust periodic reports as are required under the Exchange Act that will include basic information about transactions made by the trust, but not about the trustee, SOC, the Underlying Issuer or the Deposited Assets.

                       STRUCTURED OBLIGATIONS CORPORATION

         Structured Obligations Corporation ("SOC") was incorporated in the State of Delaware on October 13, 1993, as a wholly-owned, limited-purpose subsidiary of J.P. Morgan Securities Holdings Inc. The principal office of SOC is located at 270 Park Avenue, New York, New York 10017.

                                USE OF PROCEEDS

         Unless otherwise specified in the applicable prospectus supplement, the net proceeds to be received from the sale of each series or class of certificates will be used to purchase the related Deposited Assets and to arrange for credit support including, if specified in the related prospectus supplement, making required deposits into any reserve account or the applicable certificate account for the benefit of the certificateholders of that series or class. However, SOC will not receive any proceeds from the sale of the certificates in market-making transactions by

J.P. Morgan Securities Inc. or any other affiliate of SOC. See "Plan of Distribution" in this Prospectus.

                            FORMATION OF THE TRUSTS

         A separate trust will be created to issue each series of trust certificates. The trustee named in the applicable prospectus supplement, in its capacity as trustee, will acquire the related Deposited Assets for the benefit of the certificateholders of such series. See "Description of the Trust Agreement--Acquisition of Deposited Assets." The trustee named in the applicable prospectus supplement will hold the Deposited Assets pursuant to the terms of the trust agreement and will receive a fee for these services. Any administrative agent named in the applicable prospectus supplement will perform the tasks as are specified in the prospectus supplement pursuant to the terms of the trust agreement and will receive a fee for these services. See "Description of the Trust Agreement--Collection and Other Administrative Procedures."

         Unless otherwise stated in the prospectus supplement, if the Deposited Assets are acquired by the trustee from SOC, then the acquisition will be without recourse to SOC.

         Unless otherwise provided in the related prospectus supplement, the trust assets of each trust will consist of:

         o the Deposited Assets, or interests in the Deposited Assets, exclusive of any interest in such assets (the "Retained Interest") retained by SOC or any previous owner of the Deposited Assets, as from time to time are specified in the trust agreement;

         o such assets as from time to time are identified as deposited in the related certificate account;

         o property, if any, acquired on behalf of certificateholders by foreclosure or repossession and any revenues received on the property; and

         o those elements of credit support, if any, provided with respect to any class within such series that are specified as being part of the related trust in the applicable prospectus supplement, as described in the applicable prospectus supplement and under "Description of Deposited Assets and Credit Support---Credit Support".

                        MATURITY AND YIELD CONSIDERATIONS

         Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which the Underlying Securities or the related series of certificates may be subject to early redemption (either by the applicable obligor or by a third-party call option), repayment (at the option of the holders of the Underlying Securities) or extension of maturity. The provisions of the Underlying Securities with respect to redemption, repayment or extension of maturity will, unless otherwise specified in the applicable prospectus supplement, affect the weighted average life of the related series of certificates.

         The effective yield to holders of the certificates of any series (and class within that series) may be affected by aspects of the Deposited Assets or any credit support or the manner and priorities of allocations of collections with respect to the Deposited Assets between the classes of a given series. With respect to any series of certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such series (or class within such series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity of the Underlying Securities. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a government sponsored entity issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer will be repaid prior to its stated maturity.

         Underlying Securities may be subject to acceleration upon the occurrence of specified Underlying Security Events of Default (as defined below). The maturity and yield on the certificates will be affected by any early repayment of the Underlying Securities as a result of an acceleration. See "Description of the Deposited Assets--Underlying Securities Indenture." If an issuer of Underlying Securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the ability of an issuer of Underlying Securities to satisfy its obligations under the Underlying Securities, including the issuer's operating and financial condition, leverage, and social, geographic, legal and economic factors. In addition, if the Underlying Securities are issued by a foreign government and the foreign government issuer or guarantor repudiates or places any limitation or moratorium on the payment of external indebtedness or imposes any confiscatory or withholding tax, the timing and amount of payments on the certificates may be materially and adversely affected. A variety of factors could influence a foreign government's willingness or ability to satisfy its obligations under the related Underlying Securities. We cannot predict the probability of a moratorium or other action affecting any Underlying Security.

         The extent to which the yield to maturity of such certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the certificates is sensitive to the rate and timing of payments on the Deposited Assets.

         The yield to maturity of any series (or class) of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the Pass-Through Rate (as defined below) for such series (or class) is based on variable or adjustable interest rates. With respect to any series of certificates representing an interest in a pool of securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such certificates may affect the yield on the certificates.

         A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the Underlying Securities are redeemed or called (whether by the applicable obligor or by a third-party call option) or the maturity of such Underlying Securities is extended, as specified in the related prospectus supplement. There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity of any Underlying Securities and, therefore, the likelihood of redemption or repayment of the related series of certificates. The applicable prospectus supplement will, to the extent available, provide further information with respect to any such experience applicable to the related Underlying Securities. In addition, the prospectus supplement for each series of certificates will set forth additional information regarding yield and maturity considerations applicable to such series (and each class within that series) and the related Deposited Assets, including the applicable Underlying Securities.

                        DESCRIPTION OF THE CERTIFICATES

General

         SOC will arrange for the offering of the certificates by each trust, and will either sell the trust assets to the trust or will arrange for the trust to acquire the trust assets directly. As to each series of certificates, only those classes rated in one of the investment grade rating categories by a rating agency will be offered by this Prospectus.

         A trust may be the beneficiary of a guarantee, letter of credit or other instrument that is intended to protect the holders of certificates from some or all of any losses that may be experienced on the Underlying Securities. A trust may also enter into swaps, options or other derivatives that result in the trust paying or receiving a fixed or floating interest rate, payments linked to changes in the value of different types of securities, or other payments. SOC will arrange for the trust to enter into any of these contractual arrangements.

         The certificates are not debt instruments. The trust will pass through to the holder of a certificate whatever portion of proceeds of the Deposited Assets, including any credit support, that the holder is entitled to receive under his or her certificate. If losses are experienced on the Deposited Assets
- for example, if the issuer of an Underlying Security does not pay what it owes to the trust, or a provider of contractual credit support does not make any payment it is required to make - then the trust will not be able to pass through the relevant payments to the holders.

         Because the certificates represent equity ownership interests in the trust, and not debt instruments that are obligations of the trust, they technically do not have a principal amount or bear interest. However, because the distributions on the certificates primarily represent distributions of principal and interest on trust assets that are debt instruments, for convenience, this Prospectus and the related prospectus supplement will refer to distributions that represent a return of a certificateholder's initial investment as "principal," and will refer to distributions that represent the yield on a certificateholder's investment as "interest," in accordance with customary market practice.

         Each series (or, if more than one class exists, the classes within that series) of certificates will be issued pursuant to the terms of a trust agreement and a separate series supplement, which supplements such trust agreement, among SOC, the administrative agent, if any, and the trustee named in the related prospectus supplement, forms of which trust agreement and series supplement are included as an exhibit to the registration statement of which this Prospectus is a part. The provisions of the trust agreement (as so supplemented with respect to a particular series of certificates) may vary depending upon the nature of the certificates to be issued under the trust agreement and the nature of the Deposited Assets and any credit support.

         The following summaries describe certain provisions of the trust agreement that may be applicable to each series of certificates. The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description of the trust agreement contained in this Prospectus. The following summaries are not complete and are subject to the detailed provisions of the form of trust agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates. As used in this Prospectus with respect to any series, the term "certificate" refers to all the certificates of that series, whether or not we are offering those certificates, unless the context otherwise requires.

         A copy of the applicable series supplement to the trust agreement relating to each series of certificates issued from time to time will be filed with the SEC by SOC as an exhibit to a Current Report on Form 8-K following the issuance of the series.

         There is no limit on the  amount  of  certificates  that may be  issued
under  the  trust   agreement,   and  the  trust  agreement  will  provide  that
certificates of the applicable series may be issued in multiple classes. The series (or classes within that series) of certificates to be issued under the trust agreement will represent beneficial ownership interests in the trust for the series created by the terms of the trust agreement and each class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such trust, all as identified and described in the applicable prospectus supplement. See "Description of Deposited Assets and Credit Support--Collections."

         Unless otherwise provided in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection the transfer. Bearer certificates will be transferable by delivery. Provisions with respect to the exchange of bearer certificates will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, registered certificates may not be exchanged for bearer certificates. SOC may at any time purchase certificates at any price in the open market or otherwise. Certificates so purchased by SOC may, at the discretion of SOC, be held or resold or surrendered to the trustee for cancellation of such certificates.

Distributions

         Distributions allocable to principal, premium (if any) and interest on the certificates of each series (and class within that series) will be made in the Specified Currency for those certificates by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "Determination Date"). If distributions on a series of on certificates are to be made in a Specified Currency other than U. S. dollars, additional provisions concerning these distributions will be provided in the applicable prospectus supplement.

         Unless otherwise provided in the applicable prospectus supplement, distributions with respect to certificates will be made (in the case of registered certificates) at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in The City of New York or (in the case of bearer certificates) at the principal London office of the applicable Trustee or its designee; provided, however, that any such amounts distributable on the final Distribution Date of a certificate will be distributed only upon surrender of such certificate at the applicable location set forth above. Except as otherwise provided in the applicable prospectus supplement, no distribution on a bearer certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the holder of the bearer certificate in the United States.

         Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as provided below, by check mailed to the registered certificateholders of such certificates (which, in the case of global securities, will be a nominee of the Depositary); provided, however, that, in the case of a series or class of registered certificates issued between a Record Date and the related Distribution Date, interest for the period beginning on the issue date for such series or class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding Distribution Date to the registered certificateholders of the registered certificates of such series or class on the related Record Date. A certificateholder of $10,000,000 or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for such series not later than fifteen calendar days prior to the applicable Distribution Date.

         Except as otherwise specified in the applicable prospectus supplement, "Business Day" with respect to any certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency and
(ii) if the Pass-Through Rate for such certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any certificate means any day on which dealings in deposits in the Specified Currency of such certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a series or class of registered certificates shall be specified as such in the applicable prospectus supplement.

Interest on the Certificates

         General. Each class of certificates (other than certain classes of Strip Certificates) of a given series may have a different Pass-Through Rate, which may be a Fixed or Variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Stated Amount, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related prospectus supplement. For purposes of this Prospectus, "Notional Amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Stated Amount will be made on each Distribution Date. Reference to the Notional Amount of a class of Strip Certificates in this Prospectus or in a prospectus supplement does not indicate that such certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and, in certain cases, determining certain relative voting rights, all as specified in the related prospectus supplement.

         Fixed Rate Certificates. Each series (or, if more than one class exists, each class within that series) of certificates with a Fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Stated Amount (as defined below) (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the Fixed Pass-Through Rate set forth on the face of the Fixed Rate Certificate and in the applicable prospectus supplement until the principal amount of the certificate is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount of the Fixed Rate Certificate is reduced to zero), except that, if so specified in the applicable prospectus supplement, the Pass-Through Rate for such series or any such class or classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each series or class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such prospectus supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

         Floating Rate Certificates. Each series (or, if more than one class exists, each class within that series) of certificates with a Variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Stated Amount (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such series or class at the initial Pass-Through Rate set forth on the face of the Floating Rate Certificate and in the applicable prospectus supplement ("Initial Pass-Through Rate"). Thereafter, the Pass-Through Rate on such series or class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such series or class, and the "Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to such series or class, except that if so specified in the applicable prospectus supplement, the Spread or Spread Multiplier on such series or any such class or classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. The applicable prospectus supplement will designate one of the following Base Rates as applicable to a Floating Rate Certificate, and will set forth additional information concerning that Base Rate:

         o    LIBOR (a "LIBOR Certificate"),

         o    the   Commercial   Paper   Rate   (a   "Commercial   Paper   Rate
              Certificate"),

         o    the Treasury Rate (a "Treasury Rate Certificate"),

         o    the Federal Funds Rate (a "Federal Funds Rate Certificate"),

         o    the CD Rate (a "CD Rate Certificate") or

         o such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in the related prospectus supplement and in such certificate.

         As specified in the applicable prospectus supplement, Floating Rate Certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any series or class of Floating Rate Certificates, the Pass-Through Rate applicable to any series or class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

         SOC will appoint, and enter into agreements with, agents (each, a "Calculation Agent") to calculate Pass-Through Rates on each series or class of Floating Rate Certificates. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each series or class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given series or class.

         The Pass-Through Rate on each class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for that class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable prospectus supplement. Interest Reset Dates with respect to each series, and any class within that series of Floating Rate Certificates, will be specified in the applicable prospectus supplement. If an Interest Reset Date for any class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, as specified in the applicable prospectus supplement.

         Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such series or class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

         With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Stated Amount of such certificate (or, in the case of a Strip Certificate with no or a nominal Stated Amount, the Notional Amount specified in the applicable prospectus supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360 in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

         Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from this calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

         Interest on any series (or class within that series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable prospectus supplement.

Principal of the Certificates

         Unless the related prospectus supplement provides otherwise, each certificate (other than certain classes of Strip Certificates) will have a "Stated Amount" which, at any time, will equal the maximum amount that the holder of the certificate will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related trust. Unless otherwise specified in the related prospectus supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled to interest (in the manner and priority specified in such prospectus supplement) until the aggregate Stated Amount of such class or classes has been reduced to zero. The outstanding Stated Amount of a certificate will be reduced to the extent of distributions of principal on the certificate, and, if applicable by the terms of the related series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated to the certificate. Unless the related prospectus supplement provides otherwise, the initial aggregate Stated Amount of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Stated Amount of a series and each class of the series will be specified in the related prospectus supplement. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of such class. Strip Certificates with no Stated Amount will not receive distributions of principal.

Foreign Currency Certificates

         If the  Specified  Currency  of any  certificate  is not  U.S.  dollars
("Foreign Currency Certificates"), certain provisions with respect to the certificate will be set forth in the related prospectus supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the certificates.

Indexed Certificates

         From time to time, the trust may offer a series of certificates ("Indexed Certificates"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest with respect to which is determined by reference to

         o the rate of exchange between the specified currency for such certificate and the other currency or composite currency (the "Indexed Currency") specified in the terms of the certificates;

         o the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates;

         o the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates; or

         o such other objective price or economic measure as are described in the related prospectus supplement.

The manner of determining the Indexed Principal Amount of an Indexed Certificate, and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be set forth in the related prospectus supplement.

         Except as otherwise specified in the related prospectus supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related prospectus supplement as the "Face Amount" of such Indexed Certificate. The related prospectus supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such prospectus supplement.

Dual Currency Certificates

         Certificates may be issued as dual currency certificates ("Dual Currency Certificates"), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the certificates and described in the related prospectus supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the certificates and the related prospectus supplement.

Credit Derivatives

         If so provided in the related prospectus supplement, a trust issuing a series of certificates may enter into a credit derivative arrangement such as a credit default swap agreement. Under such a swap agreement the trust would agree, in return for a fee or other consideration, to assume the default or other credit risk on a security not owned by the trust (a "Reference Security").

         Upon the occurrence of a default or other objective credit event with respect to the Reference Security, the trust would suffer the resulting loss as required by:

         o a provision requiring the trust to pay the counterparty the difference between the face amount of the Reference Security and its then current market value as determined by independent quotations (which payment would be made from the proceeds of the sale of the Underlying Securities),

         o a provision requiring the trust to deliver the Underlying Securities to the counterparty in exchange for the Reference Securities, which would then either be distributed in kind to certificateholders or sold (and the proceeds distributed) or

         o other provisions set forth in the related prospectus supplement with similar effects.

         Similarly, if so provided in the related prospectus supplement, a trust may enter into a put option arrangement in which the trust will agree to purchase a Reference Security for a predetermined price, thus assuming the risk of loss on the Referenced Security.

         Reference Securities will be of the same types as the Underlying Securities described in the related prospectus supplement. The related prospectus supplement will include information regarding Reference Securities and the issuer of the Reference Securities that is analogous to that provided with respect to Underlying Securities.

Optional Exchange

         If a holder may exchange certificates of any given series for a pro rata portion of the Deposited Assets (an "Exchangeable Series"), the terms upon which a holder may exchange certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related trust will be specified in the related prospectus supplement and the related trust agreement.

Default on Underlying Securities and Remedies

         If so provided in the related prospectus supplement, if there is a payment default on or acceleration of amounts due on the Underlying Securities, or an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, then the trustee (i) will sell all of the Underlying Securities and a pro rata portion of the other Deposited Assets and distribute the proceeds from the sale to the certificateholders in accordance with the provisions set forth in the related prospectus supplement (any sale may result in a loss to the certificateholders of the relevant series if the sale price is less than the purchase price for such Underlying Securities), (ii) will distribute the Underlying Securities and a pro rata portion of the other Deposited Assets in kind to the certificateholders in accordance with the provisions set forth in the related prospectus supplement, or (iii) will take such other action as is provided for in the related prospectus supplement. The choice of remedies will be set forth for a given series in the applicable prospectus supplement.

Call Right

         SOC, one or more of its affiliates or an unrelated third party investor may hold the right to purchase all or some of the certificates of a given series or class from the holders thereof (the

"Call on Certificates") or all or some of the Underlying Securities related to a given series of certificates from the trust (the "Call on Underlying Securities" and, together with the Call on Certificates, the "Call Right"). The terms upon which any such specified person or entity may exercise a Call Right, including the exercise dates and the exercise price, will be specified in the applicable prospectus supplement.

Global Securities

         Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for registered certificates denominated and payable in U.S. dollars), or such other depositary identified in the related prospectus supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. See "Limitations on Issuance of Bearer Certificates" for provisions applicable to certificates issued in bearer form. Unless and until it is exchanged in whole or in part for individual certificates (each a "definitive certificate"), a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

         The Depository Trust Company has advised SOC as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the Depositary ("participants") in such securities through electronic book-entry changes in the accounts of the Depositary participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to SOC that it intends to follow such procedures.

         Upon the issuance of a global security, the Depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by such global security to the accounts of its participants. The accounts to be credited shall be designated by the underwriters of such certificates, or, if such certificates are offered and sold directly through one or more agents, by SOC or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such global security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a global security.

         So long as the Depositary for a global security, or its nominee, is the owner of the global security, the Depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder of the global security under the trust agreement governing the certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

         Subject to the restrictions discussed under "Limitations on Issuance of Bearer Certificates" below, distributions of principal of (and premium, if any) and any interest on individual certificates represented by a global security will be made to the Depositary or its nominee, as the case may be, as the certificateholder of the global security. None of SOC, the administrative agent, if any, the trustee for the certificates, any underwriters or agents, any paying agent or the certificate registrar for the certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

         SOC expects that the Depositary for certificates of a given class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such Depositary. SOC also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest in respect of the global security will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates" below.

         If the Depositary for certificates of a given class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by SOC within ninety days, SOC will issue individual definitive certificates in exchange for the global security or securities representing such certificates. In addition, SOC may at any time and in its sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of such class in exchange for the global security or securities representing such certificates. Further, if SOC so specifies with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of such class may, on terms acceptable to SOC and the Depositary of the global security, receive individual definitive certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have definitive certificates registered in its name (if the certificates of such class are issuable as registered certificates). Individual definitive certificates of such class so issued will be issued:

         o as registered certificates in denominations set forth in the related prospectus supplement,

         o as bearer certificates in the denomination or denominations specified by SOC or as specified in the related prospectus supplement if the certificates of such class are issuable as bearer certificates, or

         o as either registered or bearer certificates, if the certificates of such class are issuable in either form.

See, however, "Limitations on Issuance of Bearer Certificates" below for a description of certain restrictions on the issuance of individual bearer certificates in exchange for beneficial interests in a global security.

         The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any class or series of certificates being offered by the applicable prospectus supplement to the extent not set forth or different from the description set forth above.

               DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

         Each certificate of each series (or if more than one class exists, each class within that series) will represent an ownership interest specified for that series (or class) of certificates in a designated security or a pool of securities (the "Underlying Securities") that are purchased by, or otherwise deposited with, a trust as described in the applicable prospectus supplement. The Underlying Securities will represent one or more of the following:

         o debt or asset-backed securities or a pool of debt or asset-backed securities issued by one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities) organized under the laws of the United States or any state, the District of Columbia or the Commonwealth of Puerto Rico, which in each case are subject to the informational requirements of the Exchange Act and which, in accordance with the Exchange Act, file reports and other information with the SEC or (for certain depository institutions) with a federal bank or thrift regulatory agency (unless in the case of a security guaranteed by a parent company, the parent guarantor files such reports) ("Domestic Corporate Securities") and, if these securities are Concentrated Underlying Securities, that SOC reasonably believes (based on publicly available information) meet the market capitalization and other requirements for a primary offering of common stock on Form S-3 at the time of offering of the trust certificates (or, in the case of a guaranteed security, SOC reasonably believes the parent guarantor meets these requirements);

         o preferred securities issued by one or more trusts or other special purpose entities that hold obligations of issuers that are subject, or are wholly-owned subsidiaries of companies that are subject (in which case such parent companies have fully and unconditionally guaranteed such obligations on a subordinate or non-subordinate basis), to the informational requirements of the Exchange Act and which, in accordance with the Exchange Act, file reports and other information with the SEC ("Trust Preferred Securities") and, if these securities are Concentrated Underlying Securities, that SOC reasonably believes (based on publicly available information) are eligible for a primary offering of common stock on Form S-3 or Form F-3 at the time of offering of the trust certificates;

         o asset-backed securities issued by one or more trusts or other special purpose entities (having outstanding at least $75,000,000 in securities held by non-affiliates) which (unless the depositor is a GSE described below) are subject at the time of issuance of the asset-backed securities to the informational requirements of the Exchange Act and which, in accordance with the Exchange Act, file reports and other information with the SEC ("Asset-Backed Securities" and, together with Corporate Securities (as defined below) and Trust Preferred Securities, "Private Sector Securities");

         o obligations issued or guaranteed by the United States of America or any agency of the United States of America for the payment of which the full faith and credit of the United States of America is pledged ("Treasury Securities");

         o    obligations  issued  by one or  more  U.S.  government  sponsored
              entities    ("GSEs")    described    below   under    "Underlying
              Securities-Government Securities-GSEs";

         o Government Trust Certificates ("GTCs" and, together with Treasury Securities and GSEs, "Domestic Government Securities") described below;

         o obligations issued or guaranteed by a foreign government or any political subdivision or agency or instrumentality thereof
              ("Foreign Government Securities" and, together with Domestic Government Securities, "Government Securities");

         o debt securities or a pool of debt securities issued by one or more foreign private issuers (as such term is defined in rule 405 under the Securities Act) subject to the informational requirements of the Exchange Act and which, in accordance with the Exchange Act, file reports and other information with the SEC (unless in the case of a security guaranteed by a parent company, the parent guarantor files such reports) ("Foreign Private Securities" and, together with Domestic Corporate Securities, "Corporate Securities") and, if these securities are Concentrated Underlying Securities, that SOC reasonably believes (based on publicly available information) are eligible for a primary offering of common stock on Form F-3 at the time of offering of the trust certificates (or, in the case of a guaranteed security, SOC reasonably believes the parent guarantor meets these requirements); or

         o an obligation issued by a Multilateral Bank Issuer (as defined below).

         Notwithstanding any requirement stated or incorporated in this Prospectus relating to reporting under the Exchange Act, it should be noted that the issuers of the Underlying Securities will not be participating in any offering of trust certificates and that neither SOC, nor any underwriters or agents with respect to the trust certificates, will perform the analysis and review of such issuers that an underwriter of the Underlying Securities would customarily perform.

         This Prospectus relates only to the certificates offered by this Prospectus and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities SOC is permitted to deposit in a trust and is not a complete description of any prospectus relating to any Underlying Security, and, if applicable, any Underlying Securities Indenture (as defined below) and as qualified by the applicable prospectus supplement, prospectus relating to any Underlying Security, if any, and to the extent applicable, the statement of terms or similar document with respect to any Underlying Security, and if applicable, the Underlying Securities Indenture.

Underlying Securities

Private Sector Securities

Private Sector Securities will be either:

         o    Corporate Securities,

         o    Trust Preferred Securities, or

         o    Asset-Backed Securities.

         Corporate  Securities.  Corporate  Securities  may consist of senior or
         ---------------------
subordinated debt obligations issued by domestic or foreign issuers, as described above. With respect to senior or subordinated debt obligations, the related prospectus supplement will specify whether each Corporate Security will have been issued pursuant to an indenture between the issuer of the Underlying Securities and a trustee. If so specified in the related prospectus supplement, the indenture, if any, and the trustee, if any, will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the indenture will contain certain provisions required by the Trust Indenture Act.

         Trust  Preferred  Securities.  As specified  in the related  prospectus
         ----------------------------
supplement, a trust may include Trust Preferred Securities. Trust Preferred Securities are preferred equity securities issued by a trust, such as a Delaware statutory business trust, established for the purpose of issuing common and preferred equity securities and investing the proceeds in certain subordinated debt obligations. Trust Preferred Securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trusts' principal assets. Specifically, the Trust Preferred Securities generally have a liquidation preference equal to the principal balance of the subordinated debt obligations and are subject to mandatory redemption on the maturity date of the subordinated debt obligations, or such earlier date as the issuer optionally prepays the subordinated debt. The Trust Preferred Securities generally pay distributions at a rate approximately equal to the interest rate on the subordinated debt obligations, and these and interest payments generally are due on or about the same date.

         The trusts that issue Trust Preferred Securities generally have no assets other than the subordinated debt obligations issued by the trusts' affiliates. Such subordinated debt obligations are subordinated to all other unsubordinated debt of the affiliates, including debt issued subsequent to issuance of the subordinated debt obligations.

         Asset-Backed  Securities.   As  specified  in  the  related  prospectus
         ------------------------
supplement, a trust may include one or more Asset-Backed Securities. Asset-Backed Securities may be asset-backed notes or pass-through certificates, in each case issued by a trust or other special-purpose entity. Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, automobile leases, equipment leases, and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through certificates generally are issued pursuant to pooling and servicing agreements. A separate servicing agreement typically is executed in connection with asset-backed notes (such servicing agreements, indentures and pooling and servicing agreements, the "Asset-Backed Agreements").

         The Asset-Backed Agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. Such segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where so required by the Uniform Commercial Code (the "UCC") (for instance, home equity loan notes) certain of the documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the Asset-Backed Securities. In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee's interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the trustee's interest in the assets could be lost as a result of negligence or fraud, such that the trustee and the Asset-Backed Security holders become unsecured creditors of the transferor of the assets.

Government Securities

         Government Securities will be either:

         o    Treasury Securities,

         o    GSEs,

         o    GTCs, or

         o    Foreign Government Securities.

         Treasury  Securities.  Treasury  Securities  are  securities  issued or
         --------------------
guaranteed by the United States of America or by any of its agencies if the full faith and credit of the United States of America is pledged for their payment.

         GSEs.  General. As specified in the applicable  prospectus  supplement,
         ----
the obligations of GSEs may be included in a trust. GSEs include, but are not limited to, the following: Federal

National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. GSE debt securities generally are exempt from registration under Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document by which any GSE issuer's securities were originally offered, the applicable prospectus supplement will set forth information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute more than ten percent (10%) of the Underlying Securities for any series of certificates as of the date of the prospectus supplement. The specific terms and conditions of the Underlying Securities will be set forth in the related prospectus supplement.

         In the case of a GSE issuer, there will generally be a fiscal agent with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a trustee. Unless otherwise specified in the related prospectus supplement, the Underlying Securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality of the United States other than the related GSE.

         Contractual and Statutory Restrictions. A GSE issuer and the related Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require the GSE to conduct its business in a manner that differs from the manner that an enterprise which is not a GSE might employ.

         Neither the United States nor any agency of the United States is obligated to finance any GSE issuer's operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

         GTCs. As specified in the related  prospectus  supplement,  a trust may
         ----
include one or more GTCs. GTCs are certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the "GTC Notes"), payable in U.S. dollars, of a certain foreign government, backed by a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

         Foreign   Government   Securities.   As  specified  in  the  applicable
         ---------------------------------
prospectus supplement, Foreign Government Securities are obligations guaranteed or issued by one or more foreign governments or any political subdivision or agency or instrumentality thereof.

Multilateral Bank Issuers

         As specified in the related prospectus supplement, a trust may include obligations of one or more Multilateral Bank Issuers. A "Multilateral Bank Issuer" means the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the International Finance Corporation, the European Bank for Reconstruction and Development, or another multilateral development bank that has a comparable volume of outstanding securities and files with the SEC comparable publicly available information, and the securities of which are exempt from registration under the Securities Act.

General Terms of the Underlying Securities

         Covenants.  If  specified  in the related  prospectus  supplement,  the
         ---------
Underlying Securities that consist of senior or subordinated debt obligations will be issued pursuant to an indenture (the "Underlying Securities Indenture"). Underlying Securities Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiary's, ability to:

         o    consolidate, merge, or transfer or lease assets;

         o incur or permit to exist any lien, charge, or encumbrance upon any of its property or assets;

         o incur, assume, guarantee or permit to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or

         o declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

         An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to specified exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

         The Underlying Securities Indenture related to one or more Underlying Securities included in a trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. There can be no assurance that any of these provisions will protect the trust as a holder of the Underlying Securities against losses.

         The prospectus supplement used to offer any series of certificates will describe material covenants in relation to any Underlying Securities that represents ten percent or more of the total Underlying Securities with respect to any series of certificates (a "Concentrated Underlying Security") and, as applicable, will describe material covenants which are common to any pool of Underlying Securities.

         Events  of  Default.  Indentures  for the  Underlying  Securities  will
         -------------------
generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

         o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

         o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; or

         o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

         Remedies.  Indentures for Underlying  Securities generally provide that
         --------
upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the indenture trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

         Each Underlying Securities Indenture or Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. There can be no assurance that any of these provisions will protect the trust, as a holder of the Underlying Securities, against losses. If an event of default occurs and the indenture trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.

         Subordination.  As set forth in the applicable  prospectus  supplement,
         -------------
certain of the Underlying Securities with respect to any trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the issuer of the Underlying Securities. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the issuer of the Underlying Securities. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the prospectus supplement used to offer any series of certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a trust comprised of a pool of securities.

         Secured Obligations.  Certain of the Underlying Securities with respect
         -------------------
to any trust may represent secured obligations of the issuer of the Underlying Securities ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

         The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The prospectus supplement used to offer any series of certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of the Underlying Securities and the related collateral. With respect to any trust comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable prospectus supplement will disclose general information with respect to such security provisions and the collateral.

Principal Economic Terms of Concentrated Underlying Securities

         The applicable prospectus supplement will include a description of the following terms, as applicable, of any Concentrated Underlying Securities:

         o    the identity of the issuer of the Underlying Securities;

         o the title and series of the Underlying Securities and their aggregate principal amount, denomination and form;

         o whether the Underlying Securities are senior or subordinated to any other obligations of the issuer of the Underlying Securities;

         o whether any of the obligations are secured or unsecured and, if secured, the nature of any collateral;

         o the limit, if any, upon the aggregate principal amount of the Underlying Securities;

         o the dates on which, or the range of dates within which, the principal of (and premium, if any, on) the Underlying Securities will be payable;

         o the rate or rates or the method of determination of the rates, at which the Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which interest will accrue ("Underlying Securities Interest Accrual Periods"); and the dates on which interest will be payable ("Underlying Securities Payment Dates");

         o the obligation, if any, of the issuer of the Underlying Securities to redeem the Underlying Securities as required by any sinking fund or analogous provisions, or at the option of a holder, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which the Underlying Securities may be redeemed or repurchased, in whole or in part;

         o the periods within which (or the dates on which), the prices at which and the terms and conditions upon which the Underlying Securities may be redeemed, if any, in whole or in part, at the option of the issuer of the Underlying Securities;

         o whether the Underlying Securities were issued at a price lower than their principal amount;

         o if other than United States dollars, the foreign or composite currency in which the Underlying Securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on the Underlying Securities will be made (the

              "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed;

         o material events of default or restrictive covenants provided for with respect to the Underlying Securities;

         o    the rating of the Underlying Securities, if any, and

         o    any other material terms of the Underlying Securities.

         With respect to a trust comprised of a pool of Underlying Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Underlying Securities pool as of the Cut-off Date that is specified in the applicable prospectus supplement, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the applicable terms set forth above and any other material terms regarding such pool of securities.

Publicly Available Information

         In addition to the foregoing, with respect to each issuer of Concentrated Underlying Securities the applicable prospectus supplement will describe the existence and type of financial reporting information that is made publicly available by each such issuer and will disclose where and how prospective purchasers of the certificates may obtain publicly available information with respect to each such issuer. Publicly available information for entities, other than entities whose securities are exempt from registration under the Securities Act of 1933, will typically consist of the quarterly and annual reports filed under the Exchange Act by the issuer with, and which are available from, the SEC. This information will typically consist of the obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the obligor identified in the related prospectus supplement. However, the precise nature of this publicly available information and where and how it may be obtained with respect to any given issuer will vary, and, as described above, will be set forth in the applicable prospectus supplement.

Other Deposited Assets

         In addition to the Underlying Securities, SOC may also deposit into a given trust, or the trustee on behalf of the certificateholders of a trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related prospectus supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect to the Underlying Securities), credit derivatives and direct obligations of the United States (all such assets for any given series, together with the related Underlying Securities, the "Deposited Assets"). The applicable prospectus supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

         Unless otherwise specified in the related prospectus supplement, the Deposited Assets for a given series of certificates and the related trust will not constitute Deposited Assets for any other series of certificates and the related trust and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within such series. In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

         As specified in the applicable prospectus supplement for a given series of certificates, the trust for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series. Credit support may be provided by any combination of the following means described below or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will set forth whether the trust for any class or group of classes of certificates contains, or the certificateholders of such certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such class or classes and certain information with respect to the obligors of each such element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of such class or classes unless such obligor is subject to the informational requirements of the Exchange Act.

         If so provided in the related prospectus supplement, the credit support for any series or class of certificates may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificateholders of such class or as otherwise specified in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid by such credit support out of amounts otherwise payable to one or more of the classes of the certificates of such series.

         Subordination. As discussed below under "--Collections," the rights of the certificateholders of any given class within a series of certificates to receive collections from the trust for such series and any credit support obtained for the benefit of the certificateholders of such series (or classes within such series) may be subordinated to the rights of the certificateholders of one or more other classes of such series to the extent described in the related prospectus supplement. Such subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the Deposited Assets relating to a series of certificates such that the collections received on the Deposited Assets are insufficient to make all distributions on the certificates of such series, those realized losses would be allocated to the certificateholders of any class of any such series that is subordinated to another class, to the extent and in the manner provided in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the related prospectus supplement.

         Letter of Credit; Surety Bond. The certificateholders of any series (or class or group of classes of certificates within such series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage under the letter of credit or surety bond has been exhausted through payment of claims) and to pay timely the fees or premiums for the letter of credit or surety bond unless, as described in the related prospectus supplement, the payment of such fees or premiums is otherwise provided for. The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws under the letter of credit or surety bond. The applicable prospectus supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

         Unless otherwise specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related prospectus supplement, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any such substitute letter, of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

         Reserve Accounts. If so provided in the related prospectus supplement, the trustee or such other person specified in the prospectus supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the trustee) (a "reserve account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the Deposited Assets for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in such reserve account may be distributed to certificateholders of such class or group of classes within such series, or may be used for other purposes, in the manner and to the extent provided in the related prospectus supplement. Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the trustee, SOC or such other person named in the related prospectus supplement.

Collections

         The trust agreement will establish procedures by which the trustee or such other person specified in the prospectus supplement is obligated to administer the related Deposited Assets. This will include making collections of all payments made on the Deposited Assets and depositing the collections from time to time prior to any applicable Distribution Date into a segregated account maintained or controlled by the trustee for the benefit of such series (each a "certificate account"). The trustee (or an administrative agent, if provided for in the related prospectus supplement) will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of such series (and classes within such series), all in the manner and priorities described in the related prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and Distribution Dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. Amounts received from the Deposited Assets and any credit support obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates. The applicable prospectus supplement will also set forth the manner and priority by which any Realized Losses will be allocated among the classes of any series of certificates, if applicable.

         The relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.

                       DESCRIPTION OF THE TRUST AGREEMENT

         The following summary of certain provisions of the trust agreement and the certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement. The applicable prospectus supplement for a series of certificates will describe any material provision of the trust agreement or the certificates that is not described in this Prospectus.

Acquisition of Deposited Assets

         At the time of issuance of any series of certificates, unless otherwise specified in the applicable prospectus supplement, SOC will cause the Underlying Securities and any other Deposited Assets to be included in the related trust, and any other Deposited Asset specified in the prospectus supplement, to be acquired by the related trustee or otherwise included in the trust, together with all principal, premium (if any) and interest received by or on behalf of SOC on or with respect to such Deposited Assets after the cut-off date specified in the prospectus supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. Information concerning each

Deposited Asset will be set forth in the trust agreement and in the applicable prospectus supplement.

         In addition, unless otherwise specified in the applicable prospectus supplement, SOC will, with respect to each Deposited Asset, deliver or cause to be delivered to the trustee (or to the custodian) all documents necessary to transfer ownership of such Deposited Asset to the trustee. The trustee (or such custodian) will hold these documents in trust for the benefit of the certificateholders.

Collection and Other Administrative Procedures

         General. With respect to any series of certificates the trustee, administrative agent, if any, or such other person specified in the applicable prospectus supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets. The trustee or administrative agent will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing any credit support (collectively, the "credit support instruments") and provided that, except as otherwise expressly set forth in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the certificateholders of the related series of certificates.

         Sub-Administration. Any trustee or administrative agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "sub-administrative agent"). However, the trustee or administrative agent will remain obligated with respect to such obligations under the trust agreement. Information concerning any sub-administrative agent will be set forth in the related prospectus supplement. The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

         Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable prospectus supplement, the trustee, on behalf of the certificateholders of a given series (or any class or classes within such series), will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the trustee or administrative agent under any credit support instrument are to be deposited in the certificate account for the related trust, subject to withdrawal as described above.

         Unless otherwise provided in the applicable prospectus supplement, if recovery on a defaulted Deposited Asset under any related credit support instrument is not available, the trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to recover upon the defaulted Deposited Asset. However, except as otherwise expressly provided in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid on the

Deposited Assets at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the administrative agent and the trustee in connection with such proceedings to the extent reimbursable from the assets of the trust under the trust agreement, the trust will realize a loss in the amount of such difference. Only if and to the extent provided in the applicable prospectus supplement, the administrative agent or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest

         The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner of the Retained Interest. A Retained Interest will be established on an asset-by-asset basis. A Retained Interest in a Deposited Asset represents a specified interest in the Deposited Asset. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust. Unless otherwise provided in the applicable prospectus supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to certificateholders on a pari passu basis.

Trustee and Administrative Agent Compensation and Payment of Expenses

         If compensation of the trustee or an administrative agent, if any, is payable from assets of the related trust, then the applicable prospectus supplement will specify the trustee's and the administrative agent's compensation, and the source, manner and priority of payment of the compensation, with respect to a given series of certificates.

         If and to the extent specified in the applicable prospectus supplement, in addition to amounts payable to the trustee or the administrative agent, if any, the trustee or an administrative agent, if any, may be permitted to pay from its compensation certain expenses incurred in connection with its carrying out its duties and obligations with respect to a given series of certificates, including, without limitation, payment of the expenses incurred by the trustee, the administrative agent or any independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement.

Certain Matters Regarding the Trustee, the Administrative Agent and SOC

         An administrative agent, if any, for each series of certificates under the trust agreement will be named in the related prospectus supplement. The entity serving as administrative agent for any such series may be the trustee, SOC, an affiliate of either or any third party and may have other normal business relationships with the trustee, SOC, or their respective affiliates.

         The trust agreement will provide that an administrative agent may resign from its obligations and duties under the trust agreement with respect to any series of certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of certificates of such series, or upon a determination that its duties under the trust agreement with respect to such series are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor has assumed the administrative agent's obligations and duties under the trust agreement with respect to such series.

         The trust agreement may also provide for the termination of the administrative agent upon the occurrence of certain administrative agent termination events, which events will be set forth in the related prospectus supplement as applicable.

         The trust agreement will further provide that neither an administrative agent, SOC, the trustee nor any director, officer, employee, or agent of the administrative agent, the trustee or SOC will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith under the trust agreement or for errors in judgment; provided, however, that none of the trustee, the administrative agent, SOC nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement or by reason of reckless disregard of obligations and duties under the trust agreement. The trust agreement will further provide that, unless otherwise provided in the applicable series supplement, the trustee, an administrative agent, SOC and any director, officer, employee or agent of the trustee, the administrative agent or SOC will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement or by reason of reckless disregard of obligations and duties under the trust agreement. In addition, the trust agreement will provide that neither the trustee, an administrative agent nor SOC will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability. Each of the trustee, the administrative agent or SOC may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties to the trust agreement and the interests of the certificateholders under the trust agreement. The applicable prospectus supplement will describe how the legal expenses and costs of such action and any liability resulting from such action will be allocated.

         The trustee, SOC and any administrative agent shall have no obligation with respect to the Underlying Securities. SOC is not authorized to proceed against the issuer of the Underlying Securities in the event of a default. Except as expressly provided in the trust agreement, the trustee is not authorized to proceed against the issuer of the Underlying Securities or to assert the rights and privileges of certificateholders.

         Any person into which the trustee or an administrative agent may be merged or consolidated, or any person resulting from any merger or consolidation to which the trustee or an administrative agent is a part, or any person succeeding to the business of the trustee or an administrative agent, will be the successor of the trustee or the administrative agent (as the case may be) under the trust agreement with respect to the certificates of any given series.

Remedies of Certificateholders

         No certificateholder will have the right under the trust agreement to institute any proceeding with respect to the trust agreement unless the holder previously has given to the trustee written notice of breach and unless the holders of certificates evidencing not less than the Required Percentage of the Voting Rights have made written request upon the trustee to institute such proceeding in its own name as trustee under the trust agreement and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute any such proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to make any investigation of matters arising under the trust agreement or to institute, conduct or defend any litigation under the trust agreement or in relation to the trust agreement at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee.

Modification and Waiver

         Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by SOC and the trustee with respect to such series, without notice to or consent of the certificateholders, for specified purposes including:

          o    to cure any ambiguity,

          o to correct or supplement any provision of the trust agreement that may be inconsistent with any other provision of the trust agreement or in the applicable prospectus supplement,

          o to add or supplement any credit support for the benefit of any certificateholders (provided that if any such addition affects any series or class of certificateholders differently than any other series or class of certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders),

          o to add to the covenants, restrictions or obligations of SOC, the administrative agent, if any, or the trustee for the benefit of the certificateholders,

          o to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a sale or exchange of any certificate for tax purposes and (y) the trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating of the certificates, or

          o    to comply with any  requirements  imposed by the Internal Revenue
               Code.

Without limiting the generality of the foregoing, unless otherwise specified in the applicable prospectus supplement, the trust agreement may also be modified or amended from time to time by SOC and the trustee, with the consent of the holders of certificates evidencing not less than the Required Percentage of the Voting Rights of those certificates that are materially adversely affected by such modification or amendment, for the purpose of adding any provision to or changing or eliminating any provision of the trust agreement or of modifying in any manner the rights of such certificateholders; provided, however, that in the event modification or amendment would materially adversely affect the rating of any series or class by each rating agency rating the certificates, the Required Percentage specified in the related series supplement to the trust agreement shall include an additional specified percentage of the certificates of such series or class.

         Except as otherwise set forth in the applicable prospectus supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of, or alter the timing of, distributions or payments which are required to be made on any certificate without the consent of the holder of such certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any amendment without the consent of the holders of all related certificates then outstanding.

         Unless otherwise specified in the applicable prospectus supplement, holders of certificates evidencing not less than the Required Percentage of the Voting Rights of a given series may, on behalf of all certificateholders of that series, (i) waive, insofar as that series is concerned, compliance by SOC, the trustee or the administrative agent, if any, with certain restrictive provisions, if any, of the trust agreement before the time for such compliance and (ii) waive any past default under the trust agreement with respect to certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate affected by the modification or amendment.

Reports to Certificateholders; Notices

         Reports to Certificateholders. Unless otherwise provided in the applicable prospectus supplement, with each distribution to certificateholders of any class of certificates of a given series, the administrative agent or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such certificateholder, to SOC and to such other parties as may be specified in the trust agreement, a statement setting forth:

         o the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class; and the amount of aggregate unpaid interest as of such Distribution Date;

         o in the case of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in this Prospectus and in the related prospectus supplement;

         o the amount of compensation received by the administrative agent, if any, and the trustee for the period relating to such Distribution Date, and such other customary information as the administrative agent, if any, or otherwise the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns;

         o if the prospectus supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

         o the aggregate Stated Amount or, if applicable, Notional Amount of the Deposited Assets and the current interest rate on the Deposited Assets at the close of business on such Distribution Date;

         o the aggregate Stated Amount or aggregate Notional Amount, if applicable, of each class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Stated Amount or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

         o as to any series (or class within such series) for which credit support has been obtained, the amount of coverage of each element of credit support included in the series (or class within such series) as of the close of business on such Distribution Date.

         In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, the amounts shall be expressed as a U.S. dollar amount (or equivalent U.S. dollar amount in any other Specified Currency) per minimum denomination of certificates or for such other specified portion of the certificates. Within a reasonable period of time after the end of each calendar year, the administrative agent or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, aggregated for such calendar year or the applicable portion of the calendar year during which such person was a certificateholder. Such obligation of the administrative agent or the trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the administrative agent or the trustee, as applicable, under any requirements of the Internal Revenue Code as are from time to time in effect.

         In addition, the trustee shall after the close of each calendar year, deliver to each Certificateholder, as may be required by the Code or otherwise, such information for such year as may be required to enable each Certificateholder to prepare its federal income taxes.

         Notices. Unless otherwise provided in the applicable prospectus supplement, any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register. Any notice required to be given to a holder of a bearer certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer certificate.

Replacement Certificates

         Unless otherwise provided in the applicable prospectus supplement, if a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (in the case of registered certificates) or at the principal London office of the applicable trustee (in the case of bearer certificates) or its designee, or such other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee in connection with the replacement of the certificate and the furnishing of such evidence and indemnity as such trustee may require. Mutilated certificates must be surrendered before new certificates will be issued.

Termination

         The obligations created by the trust agreement for each series of certificates will terminate upon the events described in the related prospectus supplement.

Duties of the Trustee

         The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any Deposited Asset or related document. The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of such certificates or the Deposited Assets, or deposited into or withdrawn from the related certificate account or any other account by or on behalf of the administrative agent. The trustee is required to perform only those duties specifically required under the trust agreement with respect to such series.

The Trustee

         The trustee for any given series of certificates under the trust agreement will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have normal banking relationships with, SOC, any administrative agent and their respective affiliates.

                 LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

         In compliance with United States federal income tax laws and regulations, SOC and any underwriter, agent or dealer participating in the offering of any bearer certificate will agree that, in connection with the original issuance of such bearer certificate and during the period ending 40 days after the issue of such bearer certificate, they will not offer, sell or deliver such bearer certificate, directly or indirectly, to a U.S. Person (as defined below) or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

         Bearer certificates will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States person that holds bearer certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such bearer certificates.

         As used in this Prospectus, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

         Pending the availability of a definitive global security or individual bearer certificates, as the case may be, certificates that are issuable as bearer certificates may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as
operator  of  the  Euroclear  System  ("Euroclear"),  and  Clearstream  Banking,
Luxembourg, societe anonyme ("Clearstream") for credit to the accounts designated by or on behalf of the purchasers of such certificates. Following the availability of a definitive global security in bearer form, without coupons attached, or individual bearer certificates and subject to any further limitations described in the applicable prospectus supplement, the temporary global security will be exchangeable for interests in such definitive global security or for such individual bearer certificates, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership." A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary global security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No bearer certificate will be delivered in or to the United States. If so specified in the applicable prospectus supplement, interest on a temporary global security will be distributed to each of Euroclear and Clearstream with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

                        FEDERAL INCOME TAX CONSEQUENCES

         In the  opinion of Orrick,  Herrington  &  Sutcliffe  LLP,  special tax counsel ("Special Tax Counsel") (i) the Trust will be a grantor trust or partnership for federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as an association) and (ii) each certificateholder will be treated, for federal income tax purposes, as a holder of an equity interest in the Trust. Special Tax Counsel has not delivered (and unless otherwise indicated in the related prospectus supplement does not intend to deliver) any other opinions regarding the Trust or the certificates. Prospective investors should be aware that no rulings have been sought from the Internal Revenue Service (the "IRS"), and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with Special Tax Counsel's opinions. If, contrary to Special Tax Counsel's opinion, the Trust is characterized or treated as a corporation for United States federal income tax purposes, among other consequences, the Trust would be subject to United States federal income tax (and similar state income or franchise taxes) on its income and distributions to certificateholders would be impaired. In light of Special Tax Counsel's opinion, however, the balance of this discussion assumes that the Trust will not be characterized or treated as a corporation.

         The following summary of the material United States income tax consequences of the ownership of the certificates is based on the Internal Revenue Code of 1986 (the "Code") as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this Prospectus. This summary is intended as an explanatory discussion of the consequences of holding the certificates generally and does not purport to furnish information in the level of detail or with the investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is strongly recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to its particular situation.

         Except with respect to certain withholding tax matters discussed below under "Withholding Taxes," the discussion is limited to consequences to U.S. Persons. For purposes of this discussion, a U.S. Person is:

          o    a citizen or resident of the United States,

          o a corporation or partnership organized in or under the laws of the United States, any state of the United States or the District of Columbia, or

          o an estate or trust that is a United States person within the meaning of Section 7701(a)(30) of the Code.

         For the purposes of this discussion, SOC and Special Tax Counsel have assumed, without inquiry, that the Underlying Securities will be characterized as indebtedness for United States federal income tax purposes. The related prospectus supplement may contain additional information about the United States federal income tax characterization of the Deposited Assets.

Tax Status of the Trust

         The Trust shall be treated as a grantor trust for tax reporting purposes. Prospective investors should be aware, however, that certain of the terms of the certificates (for example, the allocation of the proceeds of a disposition of the Underlying Securities) may be viewed by the IRS as inconsistent with the grantor trust rules and, accordingly, the Trust may be viewed by the IRS as a partnership for federal income tax purposes. Nonetheless, because treating the Trust as a grantor trust is the more appropriate approach for tax reporting purposes, the Trustee currently intends to treat the trust as a grantor trust and, except as specifically indicated otherwise under "Possible Recharacterization of the Trust as a Partnership" below, the balance of this discussion assumes that the Trust will be so classified. (The applicable trust agreement will prohibit the Trust from electing to be taxed as a corporation.)

         Each certificateholder will be treated, for United States federal income tax purposes, as a holder of an equity interest in the Trust and, accordingly, (i) as if it had purchased its pro rata interest of the Trust's underlying assets and (ii) as if it were the obligor on its pro rata portion of the Trust's obligations. Thus, for example, if the certificates or the Underlying Securities are subject to call warrants, each certificateholder will be treated as if it had sold call warrants with respect to the Underlying Securities in an amount representing its pro rata interest in the Trust. Further, if the income of the Trust is used (directly or indirectly) to pay expenses of the Trust, the holders will be treated as if each had first earned its pro rata share of that income and then paid its share of the expense. Prospective investors should be aware that expenses of the Trust may be subject to limitations on deductibility, which may depend on each particular investor's circumstances, but would include, in the case of an individual (or entity treated as an individual) Section 67 of the Code, which allows miscellaneous itemized deductions only to the extent that in the aggregate they exceed 2 percent of adjusted gross income.

         Unless otherwise provided in the related prospectus supplement, the Trust will identify the Underlying Securities and any call warrants as part of an integrated transaction within the meaning of Treasury Regulation ss. 1.1275-6. Among other consequences of such identification is the treatment generally of each certificate as a synthetic debt instrument issued on the date it is acquired by the holder of the certificate. Similar treatment will also generally apply to certificates representing "stripped coupons" and/or "stripped bonds," which generally will be the case when certificates are issued in multiple classes and the different classes represent the ownership of differing percentage ownership interests of the right to interest and principal on the Underlying Securities. It is also possible that each certificate will be treated as an actual debt instrument issued on the Closing Date. In that case, the certificates would be taxed like conventional debt instruments and the discussion under "Income of Certificateholders" would not apply. If a series of certificates has more than one class and some but not all classes are treated as actual debt instruments issued on the Closing Date, income on the classes not so treated may be treated as unrelated business taxable income (and thus subject to tax) in the hands of pension plans, individual retirement accounts and other tax-exempt investors.

Income of Certificateholders

         Original Issue Discount. Unless otherwise provided in the related prospectus supplement, each certificateholder will be subject to the original issue discount ("OID") rules of the Code and Treasury Regulations with respect to such certificates. Under those rules, the certificateholder (whether on the cash or accrual method of accounting) will be required to include in income the OID on the certificates as it accrues on a daily basis, under a constant yield method, regardless of when cash payments are received. The amount of OID on a certificate generally will be equal to the excess of all amounts payable on the certificate over the amount paid to acquire the certificate and the constant yield used in accruing OID generally will be the yield to maturity of a certificate as determined by each holder based on that holder's purchase price for the certificate. It is unclear whether the holder of a certificate should, in calculating OID, assume that the Underlying Securities will, or will not, be called under any Call Warrant. Further, it is not clear how actual and expected future prepayments or losses on the Underlying Securities are to be taken into account.

         The Trustee intends for information reporting purposes to account for OID, if any, reportable by certificateholders by reference to the price paid for a certificate by an initial purchaser at an assumed issue price, although the amount of OID will differ for other purchasers. Such purchasers should consult their tax advisers regarding the proper calculation of OID.

         The amount of OID that is reported in income in any particular year will not necessarily bear any relationship to the amount of distributions, if any, paid to a holder in that year.

         Purchase and Sale of a Certificate. A certificateholder's adjusted tax basis in a certificate generally will equal the cost of the certificates, increased by any amounts includible in income as OID, and reduced by any payments made on the certificates. If a certificate is sold or redeemed, capital gain or loss will be recognized equal to the difference between the proceeds of the sale or redemption and the certificateholder's adjusted tax basis in the certificates.

Possible Recharacterization of the Trust as a Partnership

         As indicated above, it is possible that the IRS will seek to recharacterize the Trust as a partnership. If the IRS were to successfully recharacterize the Trust as a partnership, the Trust would not be subject to federal income tax. Under Treasury Regulation ss. 1.761-2, certain partnerships may "elect out" of subchapter K of the Code (partnership tax accounting). Although subject to uncertainty, if the Trust is characterized as a partnership, it is likely to be eligible to make this election. Assuming that it is so eligible, each certificateholder will be required to report its respective share of the items of income, deductions, and credits of the organization on their respective returns (making such elections as to individual items as may be appropriate) in a manner consistent with the exclusion of the Trust from partnership tax accounting. Such reporting should be substantially similar to the income tax reporting that would be required under the grantor trust rules. In mutual consideration for each holder's purchase of a certificate, each such holder is deemed to consent to the Trust's making of a protective election out of subchapter K of the Code.

         If the election to be excluded from the partnership tax accounting provisions of the Code is not effective, among other consequences, (i) the Trust would be required to account for its income and deductions at the Trust level (not necessarily taking into account any particular holder's circumstances, including any difference between the holder's basis in its certificates and the Trust's basis in its assets) and to utilize a taxable year for reporting purposes and (ii) each holder would be required to separately take into account such holder's distributive share of income and deductions of the Trust. A holder would take into account its distributive share of Trust income and deductions for each taxable year of the Trust in the holder's taxable year which ends with or within the Trust's taxable year. A holder's share of the income of the Trust computed at the Trust level would not necessarily be the same as if computed under the OID rules described above under "Income of Certificateholders" and, in particular, may not take account of any difference in the yield on the certificate to the holder based on the certificateholder's purchase price and the yield on the Underlying Securities determined at the Trust level.

Withholding Taxes with Respect to Non-U.S. Persons

         Payments made on a certificate to a person that is not a U.S. Person and has no connection with the United States other than holding its certificates generally will be made free of United States federal withholding tax, provided that (i) the holder is not related (directly or indirectly) to the obligor, guarantor, if any, or sponsor of the Underlying Securities, SOC, the holder of any other class of certificates (if such Series provides for multiple classes of certificates), the holder of any Call Warrant or the counterparty on any notion principal contract or other derivative contract of which the Trust is a party and (ii) the holder complies with certain identification and certification requirements imposed by the IRS.

State and Other Tax Consequences

         In addition to the federal income tax consequences described above, potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of the certificates. State, local and foreign tax law may differ substantially from federal tax law, and this discussion does not purport to describe any aspect of the tax law of a state or other jurisdiction (including whether the Trust, if treated as a partnership for federal income tax purposes, would be treated as a partnership under any state or local jurisdiction). Therefore, it is strongly recommended that prospective purchasers consult their own tax advisers with respect to such matters.

                              PLAN OF DISTRIBUTION

         Certificates may be offered in any of three ways:

         o    through underwriters or dealers;

         o    directly to one or more purchasers; or

         o    through agents.

The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters or initial purchasers, the purchase price of the certificates and the proceeds to SOC from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed, any restrictions on the sale and delivery of certificates in bearer form and the place and time of delivery of the certificates to be offered by the applicable prospectus supplement.

         If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters or underwriters in the United States may include an affiliate of SOC. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Certificates may also be sold through agents designated by SOC from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by SOC to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

         If so indicated in the applicable prospectus supplement, SOC will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in such prospectus supplement as required by delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts.

         Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the

Securities Act. Agents and underwriters may be entitled under agreements entered into with SOC to indemnification by SOC against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, SOC or its affiliates in the ordinary course of business.

         The underwriters involved in the offering of any series of certificates may include J.P. Morgan Securities Inc., an affiliate of SOC, and may include other affiliates of SOC, J.P. Morgan Securities Inc. or other affiliates may be involved in any series as an underwriter or an agent.

         This prospectus, together with the accompanying prospectus supplement, may be used by J.P. Morgan Securities Inc. or another affiliate of SOC, in connection with offers and sales of an indeterminate amount of the certificates in market-making transactions. In these market-making transactions, J.P. Morgan Securities Inc. or another affiliate of the bank may act as a principal or an agent and the sales will be at negotiated prices related to prevailing market prices at the time of the sale.

                                 LEGAL OPINIONS

         Certain legal matters with respect to the certificates will be passed upon by Orrick, Herrington & Sutcliffe LLP, New York, New York, or other counsel identified in the applicable prospectus supplement.

                                 INDEX OF TERMS


$  .................................................4
Asset-Backed Agreements............................26
Asset-Backed Securities............................24
Base Rate..........................................16
Business Day.......................................15
Calculation Agent..................................17
Call on Certificates...............................21
Call on Underlying Securities......................21
Call Right.........................................21
CD Rate Certificate................................17
certificate........................................14
certificate account................................35
Certificate of Non-U.S. Beneficial Ownership.......43
Clearstream........................................43
Code...............................................43
Commercial Paper Rate Certificate..................16
Concentrated Underlying Security...................29
Corporate Securities...............................24
credit support instruments.........................36
Cut-off Date.......................................35
definitive certificate.............................21
Depositary.........................................21
Deposited Assets................................2, 32
Determination Date.................................14
Distribution Date...................................2
dollar..............................................4
Domestic Corporate Securities......................23
Domestic Government Securities.....................24
Dual Currency Certificates.........................19
Euroclear..........................................43
Exchangeable Series................................20
Federal Funds Rate Certificate.....................17
Fixed Pass-Through Rate.............................2
Fixed Rate Certificates............................16
Floating Rate Certificates.........................16
Foreign Currency Certificates......................18
Foreign Government Securities......................24
Foreign Private Securities.........................24
Government Securities..............................24
GSEs...............................................24
GTC Notes..........................................27
GTCs...............................................24
Indexed Certificates...............................19
Indexed Commodity..................................19
Indexed Currency...................................19
Indexed Principal Amount...........................19
Initial Pass-Through Rate..........................16
interest...........................................11
Interest Reset Date................................17
Interest Reset Period..............................17
IRS................................................43
LIBOR Certificate..................................16
London Banking Day.................................15
Maximum Pass-Through Rate..........................17
Minimum Pass-Through Rate..........................17
Multilateral Bank Issuer...........................28
Notional Amount....................................15
OID................................................45
Outstanding Debt Securities........................30
participants.......................................21
Pass-Through Rate...................................2
principal..........................................13
Private Sector Securities..........................24
Realized Losses....................................18
Reference Security.................................19
reserve account....................................34
Retained Interest..................................11
Secured Underlying Securities......................30
Senior Underlying Securities.......................30
SOC.............................................9, 10
Special Tax Counsel................................43
Specified Currency..................................3
Spread.............................................16
Spread Multiplier..................................16
Stated Amount......................................18
Stock Index........................................19
Strip Certificates..................................3
Stripped Interest..................................15
sub-administrative agent...........................36
Subordinated Underlying Securities.................30
Treasury Rate Certificate..........................16
Treasury Securities................................24
Trust Indenture Act................................25
Trust Preferred Securities.........................24
U.S. dollars........................................4
U.S. Person........................................42
U.S.$...............................................4
UCC................................................26
Underlying Securities...........................2, 23
Underlying Securities Currency.....................32
Underlying Securities Indenture....................28
Underlying Securities Interest Accrual
Periods............................................31
Underlying Securities Payment Dates................31
Underlying Securities Rate.........................31
United States......................................42
USD.................................................4
Variable Pass-Through Rate..........................2

================================================================================



                       Structured Obligations Corporation


                                     Trustor


                    1,000,000 8.125 % COBALTSSM Trust Series
                   Sprint Capital Certificates, Series 2002-1



                                    issued by



                    COBALTSSM Trust For Sprint Capital Notes



Until 90 days after the initial issuance of the Certificates, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the obligation of any dealer to deliver a prospectus supplement and prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.


                               _________________

                             Prospectus Supplement


                              Dated March 25, 2002
                               _________________

                           A.G. Edwards & Sons, Inc.



================================================================================